AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of June 5, 2013,

among

PAGE EIGHT FUNDING LLC
as Borrower,

CONSUMER PORTFOLIO SERVICES, INC.,
as Servicer,

THE LENDERS PARTY HERETO

and

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 5, 2013 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made among PAGE EIGHT FUNDING LLC, a Delaware limited liability company (the “Borrower”), CONSUMER PORTFOLIO SERVICES, INC., a California corporation (“CPS” or the “Servicer”), the LENDERS (as defined in Article I), CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and amends and restates in its entirety the Credit Agreement, dated as of May 11, 2012 (the “Existing Agreement”) among the foregoing parties.  This Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Agreement or evidence payment of all or any of such obligations and liabilities.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Existing Agreement, effective as of the Restatement Closing Date, is hereby amended and restated in its entirety, and the parties hereto hereby agree, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.  As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble hereto) shall have the meanings specified below:

“Account Bank” means the financial institution at which the Pledged Accounts are held.  The initial Account Bank will be Wells Fargo Bank, National Association.

“Account Bank Fee” means the fee for the Account Bank entitled “monthly trustee administration fee” set forth in the Fee Schedule.

“Accountants’ Report” means the report of Independent Accountants described in Section 4.11 of the Sale and Servicing Agreement.

“Accrual Period” means a calendar month; provided that the initial Accrual Period for the Loans shall be the period from and including the day after the Cutoff Date for the initial Funding Date to and including May 31, 2012; and provided, further, that any calculation, test or other determination required to be made under any Loan Document with respect to an Accrual Period shall be made (i) if the date of such calculation, test or other determination is prior to the Determination Date of any Monthly Settlement Date, then such calculation, test or other determination shall be performed in respect of the second Accrual Period prior to the month in which such Monthly Settlement Date occurs, and (ii) if the date of such calculation, test or other determination is on or after the Determination Date of any Monthly Settlement Date, then such calculation, test or other determination shall be performed in respect of the Accrual Period immediately prior to the month in which such Monthly Settlement Date occurs.

“Addition Notice” means, with respect to any transfer of Receivables to the Purchaser pursuant to Section 2.1 of the Sale and Servicing Agreement, notice of the Seller’s election to transfer Receivables to the Purchaser, such notice to designate the related Funding Date and the Aggregate Principal Balance of Receivables to be transferred on such Funding Date, substantially in the form of Exhibit G to the Sale and Servicing Agreement.

“Adjusted Net Rated Advance Rate” means (i) the Rated Class A Advance Rate, plus (ii) 80% of the Rated Class B Advance Rate, minus (iii) the Required Reserve Percentage.

“Adjusted Tangible Net Worth” means, with respect to any fiscal quarter, the total shareholders' equity of CPS and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of CPS and its consolidated Subsidiaries as of the end of such fiscal quarter, minus the amount equal to the net deferred tax assets of CPS and its consolidated Subsidiaries reflected on such consolidated balance sheet, plus the amount equal to the net deferred tax assets of CPS and its consolidated Subsidiaries reflected on the consolidated balance sheet of CPS and its consolidated Subsidiaries as of December 31, 2011 (which amount is $15,000,000), minus the aggregate amount of CPS's and its consolidated Subsidiaries' intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Administrative Agent” means Citibank, N.A., and its successors and assigns in such capacity.

“Affiliate” of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling”, “controlled by” and “under common control with” have meanings correlative to the foregoing.  In addition, for purposes of this definition, any fund or investment vehicle, whether existing as of the Restatement Closing Date or thereafter formed, which is managed by any Person, shall be deemed to be an “Affiliate” of such Person.  Furthermore, for purposes of this definition, none of (i) Levine Leichtman Capital Partners, IV, (ii) Citigroup Inc. and any of its Subsidiaries or (iii) Charles E. Bradley, Jr. shall be deemed to be an “Affiliate” of CPS or any of its Subsidiaries.

“Aggregate Principal Balance” means, with respect to any date of determination and with respect to the Receivables, the Eligible Receivables or any specified portion thereof, as the case may be, the sum of the Principal Balances for all Receivables, the Eligible Receivables or any specified portion thereof, as the case may be (other than (i) any Receivable that became a Liquidated Receivable prior to such date of determination and (ii) any Receivable that became a Purchased Receivable prior to such date of determination) as of the date of determination.

“Aggregate Purchase Price Percentage” means, as of any date of determination, with respect to all Receivables included in the Borrowing Base, a percentage obtained by dividing (i) the Aggregate Principal Balance of such Receivables at the time of acquisition by the Seller less the aggregate Net Acquisition Fees for such Receivables by (ii) the Aggregate Principal Balance of such Receivables at the time of acquisition by the Seller.

“Amortization Term” has the meaning assigned to such term in Section 2.05(b) of this Agreement.

“Amortization Term Borrowing Amount” has the meaning assigned to such term in Section 2.05(b) of this Agreement.

“Amortization Term Make-Whole Payment” means, for any Settlement Date during the Amortization Term following a failure of the Borrower to comply with its obligations under Section 2.05(c) to pledge additional Receivables to the Collateral Agent or to submit a Borrowing Request for the Amortization Term Borrowing Amount, an amount determined by the Administrative Agent in its reasonable discretion representing interest that would have accrued on the Loans had the Borrower pledged such Receivables and/or made such Borrowing Request (taking into account, for each such Settlement Date, the actual (and projected) performance of the Receivables that are included (and, had such Borrowing Request been submitted, would have been included) in the Collateral).

“Amortization Term Minimum Initial Balance” means an amount equal to the average daily Net Eligible Receivables Balance for the period commencing on (and including) the day that is 181 days prior to the date that the Borrower or the Agent, as applicable, delivers notice to extend the Maturity Date and commence the Amortization Term pursuant to Section 2.05(b), and ending on (and including) the day that is immediately prior to the date of such notice; provided, however, that any day during such period on which the Net Eligible Receivables Balance is equal to zero shall be excluded for purposes of calculating the Amortization Term Minimum Initial Balance.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of a Contract, and related costs.

“Ancillary Fees” means, with respect to a Receivable, any late fees, NSF fees, prepayment charges, extension fees or administrative fees paid by the Obligor under such Contract.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, after giving effect to any assignments.

“Assignment” means an assignment from the Seller to the Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to the Purchaser on any Funding Date, in substantially the form of Exhibit F to the Sale and Servicing Agreement.

“Assumption Date” has the meaning assigned to such term in Section 10.3(a) of the Sale and Servicing Agreement.

“Authorized Officer” means, with respect to the Seller, the Servicer, the Purchaser or the Borrower, any officer or agent acting pursuant to a power of attorney of the Seller, the Servicer, the Purchaser or the Borrower, as the case may be, who is authorized to act therefor and who is identified on the list of Authorized Officers delivered by such Person to the Administrative Agent and each Lender on the Restatement Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Flex Amount” means an amount, calculated as of any date of determination, equal to the product of (i) 20%, (ii) the Rated Class B Advance Rate and (iii) the Net Eligible Receivables Balance.

“Available Funds” means, as of any date of determination, the sum of the following amounts, without duplication: (i) all collections on the Receivables; (ii) all Net Liquidation Proceeds with respect to Liquidated Receivables; (iii) the Purchase Amount of each Receivable repurchased by the Seller or the Purchaser; (iv) Investment Earnings in respect of amounts on deposit in the Pledged Accounts; (v) all amounts received pursuant to Receivable Insurance Policies with respect to any Financed Vehicles; (vi) any amounts received (including, without limitation, all proceeds from any Securitization Transaction or any other transaction) in respect of Collateral that is released from the Lien Granted hereunder and under the Security Agreement in connection with an optional prepayment of the Loans, to the extent not paid directly to the Lenders entitled thereto on the date of such release; and (viii) cash payable by the Borrower pursuant to Section 3.06 of this Agreement, to the extent not previously paid directly to the Administrative Agent as specified therein.

“Available Principal Collections” means, as of any date of determination, Available Funds representing collections allocated to payments of principal on the Receivables in accordance with Section 4.2(a) of the Sale and Servicing Agreement.

“Average Elapsed Period” means, with respect to any Vintage Pool and any date of determination, the number of months elapsed between (x) the first day of the third month of the applicable calendar quarter of origination with respect to such Vintage Pool and (y) the first day of the month in which such date of determination occurs.

“Backup Servicer” means Wells Fargo Bank, National Association in its capacity as Backup Servicer pursuant to the terms of the Sale and Servicing Agreement or such other Person as shall have been appointed Backup Servicer pursuant to Sections 9.3(b) or 9.6 of the Sale and Servicing Agreement.

“Backup Servicing Fee” means, so long as the Backup Servicer is not then acting as Servicer, the “Monthly Backup Servicing Fee” as reflected on the Fee Schedule, due and payable on each Monthly Settlement Date in respect of the immediately preceding Accrual Period.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq., and all rules and regulations promulgated thereunder.

“Borrower” means Page Eight Funding LLC, its successors and permitted assigns.

“Borrowing Base” means, (i) with respect to the Class A Loans, the Class A Borrowing Base, (ii) with respect to the Class B Loans, the Class B Borrowing Base, and (iii) with respect to all the Loans, the sum (without duplication) of the Class A Borrowing Base and the Class B Borrowing Base.

“Borrowing Base Certificate” means, with respect to the Class A Loans, a Class A Borrowing Base Certificate, and with respect to the Class B Loans, a Class B Borrowing Base Certificate.

“Borrowing Base Deficiency” means, with respect to the Class A Loans, a Class A Borrowing Base Deficiency and with respect to the Class B Loans, a Class B Borrowing Base Deficiency.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Business Day” means any (i) day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Minnesota, California or New York are, or the fixed income trading market in New York is, authorized or obligated to be closed, and (ii) if the applicable Business Day relates to the determination of LIBOR, a day which is a day described in clause (i) above which is also a day for trading by and between banks in the London interbank eurodollar market.

“Casualty” means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

“Change of Control” means a change resulting when (i) the Seller no longer owns 100% of the membership interests in the Purchaser, (ii) the Seller or the Purchaser merges or consolidates with, or sells all or substantially all of its assets to any other Person, or (iii) any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Seller. As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than the Seller or any of its Subsidiaries and other than any trust for any employee benefit plan of the Seller or any of its Subsidiaries; (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person, or (2) 5% or more of the Voting Stock of such Person; and (e) “Voting Stock” of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.

“Class A Applicable Margin” has the meaning assigned to such term in the Fee Letter.

“Class A Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the applicable Unrated Class A Advance Rate and (b) the Net Eligible Receivables Balance.

“Class A Borrowing Base Certificate” means, with respect to any transfer of Receivables, the certificate of the Servicer setting forth the calculation of the Class A Borrowing Base, substantially in the form of Exhibit A to this Agreement.

“Class A Borrowing Base Deficiency” means, as of any date of determination, the positive excess, if any, of the Class A Invested Amount over the Class A Borrowing Base, after application of funds, if any, by the Administrative Agent in reduction of the Class A Invested Amount as contemplated by Section 2.06(c) of this Agreement.

“Class A Borrowing Request” means a Borrowing Request for a Class A Loan.

“Class A Commitment” means, with respect to each Class A Lender, the commitment of such Class A Lender to make Class A Loans hereunder pursuant to the terms and subject to the conditions of this Agreement and the other Loan Documents, as set forth on Schedule I hereto, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.03, which obligation shall be deemed terminated following the occurrence of the Funding Termination Date.

“Class A Default Fee” means, with respect to any Settlement Date, the sum of the additional fee amounts accrued on the Class A Loans on each day during the related Interest Period during which an Event of Default is continuing.  The additional fee amount accrued on the Class A Loans on any such day during any Interest Period shall equal the product of (i) 2.0% and (ii) the Class A Invested Amount on such day and (iii) 1/360.

“Class A Funding Date” means the Business Day on which a Class A Loan occurs.

“Class A Interest Rate” means for any day during any Interest Period the sum of (i) LIBOR for such day and (ii) the Class A Applicable Margin for such day; provided, however, that the Class A Interest Rate will in no event be higher than the lesser of 6.75% or the maximum rate permitted by law; provided further, that the foregoing proviso shall not relieve the Borrower of its obligation to pay any Uncapped Lender Fees.

“Class A Invested Amount” means, with respect to any date of determination, the aggregate outstanding principal amount (including all Class A Loans to be made on such date of determination) of the Class A Loans at such date of determination.

“Class A Lender” means each Person in whose name a Class A Loan is registered on the Register, which on the Restatement Closing Date shall be Citibank, N.A. or an Affiliate thereof.

“Class A Lenders’ Interest Carryover Shortfall” means, with respect to any Settlement Date, the excess of the Class A Lenders’ Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Distribution Account on such preceding Settlement Date on account of the Class A Lenders’ Interest Distributable Amount.

“Class A Lenders’ Interest Distributable Amount” means, with respect to any Settlement Date, the sum of the interest amounts accrued on the Class A Loans on each day during the related Interest Period and the Class A Lenders’ Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Class A Lenders’ Interest Carryover Shortfall, to the extent permitted by law, at the Class A Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.  The interest amount accrued on the Class A Loans on any day during any Interest Period shall equal the product of (i) the Class A Interest Rate for such day and (ii) the Class A Invested Amount on such day and (iii) 1/360.

“Class A Lenders’ Principal Distributable Amount” means, with respect to any Settlement Date (A) prior to the Funding Termination Date, the sum of (i) the Class A Borrowing Base Deficiency, if any, (ii) the Facility Advance Cap Deficiency, if any, allocated to the Class A Loans, and (iii) any Class A Turbo Amortization Amount and (B) upon and after the Funding Termination Date, the Class A Invested Amount.

“Class A Loan” means a loan made by a Class A Lender to Borrower pursuant to Section 2.01 of this Agreement.

“Class A Majority Lenders” means Class A Lenders that in the aggregate constitute more than 50% of the Applicable Percentage of all Class A Loans.

“Class A Maximum Invested Amount” has the meaning set forth in Schedule I attached hereto.

“Class A Rated Legal Final Settlement Date” means the Monthly Settlement Date in June 2022.

“Class A Term” has the meaning assigned to such term in Section 2.05(a) of this Agreement.

“Class A Turbo Amortization Amount” means (a) with respect to any day prior to the occurrence of an Unrated Turbo Event, zero, and (b) with respect to any day (i) on or after the occurrence of an Unrated Turbo Event or (ii) during the Amortization Term, the Class A Invested Amount.

“Class B Applicable Margin” has the meaning assigned to such term in the Fee Letter.

“Class B Borrowing Base” means, as of any date of determination, an amount equal to the product of (a) the applicable Unrated Class B Advance Rate and (b) the Net Eligible Receivables Balance.

“Class B Borrowing Base Certificate” means, with respect to any transfer of Receivables, the certificate of the Servicer setting forth the calculation of the Class B Borrowing Base, substantially in the form of Exhibit A to this Agreement.

“Class B Borrowing Base Deficiency” means, as of any date of determination, the positive excess, if any, of the Class B Invested Amount over the Class B Borrowing Base, after application of funds, if any, by the Administrative Agent in reduction of the Class B Invested Amount as contemplated by Section 2.06(c) of this Agreement.

“Class B Borrowing Request” means a Borrowing Request for a Class B Loan.

“Class B Commitment” means, with respect to each Class B Lender, the commitment of such Class B Lender to make Class B Loans hereunder pursuant to the terms and subject to the conditions of this Agreement and the other Loan Documents, as set forth on Schedule I hereto, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.03, which obligation shall be deemed terminated following the occurrence of the Funding Termination Date.

“Class B Default Fee” means, with respect to any Settlement Date, the sum of the additional fee amounts accrued on the Class B Loans on each day during the related Interest Period during which an Event of Default is continuing.  The additional fee amount accrued on the Class B Loans on any such day during any Interest Period shall equal the product of (i) 2.0% and (ii) the Class B Invested Amount on such day and (iii) 1/360.

“Class B Funding Date” means the Business Day on which a Class B Loan occurs.

“Class B Invested Amount” means, with respect to any date of determination, the aggregate principal amount (including all outstanding Class B Loans as of such date) of the Class B Loans at such date of determination.

“Class B Interest Rate” means for any day during any Interest Period the sum of (i) LIBOR for such day and (ii) the Class B Applicable Margin for such day; provided, however, that the Class B Interest Rate will in no event be higher than the lesser of 6.75% or the maximum rate permitted by law; provided further, that the foregoing proviso shall not relieve the Borrower of its obligation to pay any Uncapped Lender Fees.

“Class B Lender” means each Person in whose name a Class B Loan is registered on the Register, which on the Restatement Closing Date shall be Citibank, N.A. or an Affiliate thereof.

“Class B Lenders’ Interest Carryover Shortfall” means, with respect to any Settlement Date, the excess of the Class B Lenders’ Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Distribution Account on such preceding Settlement Date on account of the Class B Lenders’ Interest Distributable Amount.

“Class B Lenders’ Interest Distributable Amount” means, with respect to any Settlement Date, the sum of the interest amounts accrued on the Class B Loans on each day during the related Interest Period and the Class B Lenders’ Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Class B Lenders’ Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.  The interest amount accrued on the Class B Loans on any day during any Interest Period shall equal the product of (i) the Class B Interest Rate for such day and (ii) the Class B Invested Amount on such day and (iii) 1/360.

“Class B Lenders’ Principal Distributable Amount” means, with respect to any Settlement Date (A) prior to the Funding Termination Date, the sum of (i) the Class B Borrowing Base Deficiency, if any, (ii) the Facility Advance Cap Deficiency, if any, allocated to the Class B Loans, and (iii) any Class B Turbo Amortization Amount and (B) upon and after the Funding Termination Date, the Class B Invested Amount.

“Class B Loan” means a loan made by a Class B Lender to Borrower pursuant to Section 2.01 of this Agreement.

“Class B Majority Lenders” means Class B Lenders that in the aggregate constitute more than 50% of the Applicable Percentage of all Class B Loans.

“Class B Maximum Invested Amount” has the meaning set forth in Schedule I attached hereto.

“Class B Rated Legal Final Settlement Date” means the Monthly Settlement Date in June 2022.

“Class B Term” has the meaning assigned to such term in Section 2.05(a) of this Agreement.

“Class B Turbo Amortization Amount” means (a) with respect to any day prior to the occurrence of an Unrated Turbo Event, zero, and (b) with respect to any day (i) on or after the occurrence of an Unrated Turbo Event or (ii) during the Amortization Term, the Class B Invested Amount.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Agent” means Citibank, N.A., and its successors and assigns in such capacity.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 4.03(a) of this Agreement.

“Collections” means all amounts collected on or in respect of the Receivables after the applicable Cut-Off Date, including Scheduled Payments (whether received in whole or in part, whether related to a current, future or prior due date, whether paid voluntarily by an Obligor or received in connection with the realization of the amounts due and to become due under any defaulted Receivable or upon the sale of any property acquired in respect thereof), all partial prepayments, all full prepayments, recoveries, or any other form of payment.

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means, with respect to the Class A Loans, the Class A Commitment and with respect to the Class B Loans, the Class B Commitment.

“Component Loan A” means a loan tranche designated as such pursuant to Section 10.03 of this Agreement.

“Component Loan B” means a loan tranche designated as such pursuant to Section 10.03 of this Agreement.

“Component Loan C” means a loan tranche designated as such pursuant to Section 10.03 of this Agreement.

“Component Loan D” means a loan tranche designated as such pursuant to Section 10.03 of this Agreement.

“Component Loan E” means a loan tranche designated as such pursuant to Section 10.03 of this Agreement.

“Component Loan Interest Rate” means with respect to any Component Loan, the interest rate determined by the Administrative Agent (in its reasonable discretion) upon pricing of such Component Loan in the related Secondary Market Restructuring Transaction.

“Component Loan Invested Amount” means with respect to any Component Loan and any date of determination, the initial aggregate principal amount of such Component Loan as notified by the Administrative Agent to the Borrower on the applicable Secondary Market Closing Date, as reduced by all payments of principal on such Component Loan prior to such date of determination.

 “Component Loans” means Component Loan A, Component Loan B, Component Loan C, Component Loan D and Component Loan E.

“Component Loans Majority Lenders” means Lenders of the Highest Priority Class of Component Loans that in the aggregate constitute more than 50% of the Applicable Percentage of all Component Loans in such Highest Priority Class.

“Concentration Requirements” means with respect to Eligible Receivables:

(i)           Section 341 Receivables shall not at any time represent more than 8% of the Aggregate Principal Balance of the Eligible Receivables;

(ii)            Receivables originated under the Seller’s “Standard Program”, “Delta Program” and “First Time Buyer Program” shall not in the aggregate at any time represent more than 35% of the Aggregate Principal Balance of the Eligible Receivables;

(iii)           Receivables originated in any one State shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the Eligible Receivables;

(iv)           Receivables originated in any one State shall not in the aggregate at any time represent more than 10% of the Aggregate Principal Balance of the Eligible Receivables unless an opinion of counsel in form and substance acceptable to Standard & Poor’s has been delivered to Standard & Poor’s and the Administrative Agent with respect to such Receivables;

(v)           Receivables the original term of which exceeds 60 months shall not in the aggregate at any time represent more than 55% of the Aggregate Principal Balance of the Eligible Receivables;

(vi)           Receivables originated by Consumer Lenders shall not in the aggregate at any time represent more than 0% of the Aggregate Principal Balance of Eligible Receivables;

(vii)           Receivables with respect to which the related Obligor does not have a Credit Score shall not in the aggregate at any time represent more than 10% of the Aggregate Principal Balance of Eligible Receivables;

(viii)           Receivables with respect to which the related Financed Vehicle is a used vehicle shall not in the aggregate at any time represent more than 93% of the Aggregate Principal Balance of Eligible Receivables;

(ix)           Receivables originated under the Seller’s “First Time Buyer Program” shall not in the aggregate at any time represent more than 10% of the Aggregate Principal Balance of the Eligible Receivables;

(x)           Receivables originated under the Seller’s “Delta Program” shall not in the aggregate at any time represent more than 12% of the Aggregate Principal Balance of the Eligible Receivables;

(xi)           Receivables originated under the Seller’s “Alpha Plus” program shall not in the aggregate at any time represent less than 10% of the Aggregate Principal Balance of the Eligible Receivables; and

(xii)           Receivables originated under the Seller’s “Super Alpha” and “Preferred” programs shall not in the aggregate at any time represent less than 16.00% of the Aggregate Principal Balance of the Eligible Receivables.

“Consent and Agreement” means that Consent and Agreement dated as of May 11, 2012, made by the Borrower and acknowledged by CPS and Folio Funding Three LLC, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Consumer Laws” means federal and State interest and usury laws, the federal Truth-in-Lending Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act, the Federal Trade Commission Act and all applicable Federal Trade Commission Trade Regulation Rules, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act and any other federal, state or local law relating to credit extensions to servicemembers, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and the laws of any other state relating to retail installment sales of motor vehicles and ancillary products and/or services, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, rules and regulations promulgated by the Consumer Financial Protection Bureau, all other federal, State and local consumer credit laws and other consumer protection laws relating to the conduct of the business of CPS, laws requiring the licensing of sale finance companies and/or lenders, the Uniform Commercial Code as it relates to secured retail installment sales and secured loans, state and local laws proscribing unlawful, unfair and/or deceptive acts and practices, federal, state and local laws relating to privacy and/or data security, and any rules, regulations and/or interpretations of the foregoing laws.

“Consumer Lender” means a Person that is licensed under applicable law to originate loans to natural persons resident in one or more of the United States of America and authorized by CPS to participate in its direct lending program, and includes the Seller.

“Contract” means a motor vehicle retail installment sale contract relating to the sale or refinancing of new or used automobiles, light duty trucks, vans or minivans, and any other documents related thereto from time to time, including all Supporting Obligations of such Contract.

“Contract Purchase Guidelines” means CPS’ established “Contract Purchase Guidelines” in the form attached to the Sale and Servicing Agreement as Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.2(c) of the Sale and Servicing Agreement.

“CPS” means Consumer Portfolio Services, Inc., a California corporation.

“Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A “Cram Down Loss” shall be deemed to have occurred on the date such order is entered.

“Credit Score” means the applicable credit score, for each primary Obligor, as determined by Equifax, Inc. or a comparable credit bureau.

“Cumulative Net Loss” means, as of any date of determination and with respect to any Vintage Pool, the aggregate cumulative principal amount of automobile receivables acquired or originated by the Seller that have become Liquidated Receivables during the period beginning on the applicable date of origination or acquisition through the end of the Accrual Period immediately preceding the month in which such date of determination occurs, net of all Net Liquidation Proceeds and Recoveries with respect to such receivables as of the end of the Accrual Period immediately preceding the month in which such date of determination occurs.

“Cumulative Net Loss Rate” means, as of any date of determination and with respect to any Vintage Pool, a rate, expressed as a percentage equal to a fraction, (I) the numerator of which is the Cumulative Net Losses with respect to all automobile receivables acquired or originated by the Seller in the related Vintage Pool and (II) the denominator of which is the aggregate principal balance of all automobile receivables acquired or originated by the Seller in the related Vintage Pool at the time of origination or acquisition by the Seller;

provided that, if any sale or securitization by the Seller occurs on a servicing released basis, the Servicer and the Administrative Agent shall negotiate in good faith to amend the trigger levels relating to the calculation of Cumulative Net Loss Rate if such sale or securitization results in a significant change to the composition of the remaining receivables in a Vintage Pool or the Receivables, as applicable.

“Custodial Fees” means the fees payable to the Custodian entitled “Collateral Custody Fees” as set forth in the Fee Schedule.

“Custodian” means Wells Fargo Bank, National Association, in its capacity as Custodian under the Sale and Servicing Agreement, together with its successors and assigns in such capacity.

“Cutoff Date” means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the Schedule of Receivables attached to the Sale and Servicing Agreement or to the applicable Assignment; provided, that a Cutoff Date for any Funding Date shall not be earlier than the Determination Date for the most recent Settlement Date.

“Data File” means, with respect to each Contract, an electronic systems data file that provides information for each item listed on Schedule E to the Sale and Servicing Agreement, to the extent that the Seller/Servicer maintains such items in its electronic systems data file for a given Contract.

“Dealer” means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Seller, which Dealer shall not be an Affiliate of the Seller (including, without limitation, MFN and TFC) and shall have been approved by the Seller in accordance with its Contract Purchase Guidelines.

“Dealer Agreement” means each agreement between the Seller and a Dealer with respect to the origination of Receivables and providing for full recourse to such Dealer for any fraud or misrepresentation on the part of such Dealer, in form and substance substantially the same as the dealer agreement attached as Exhibit K to the Sale and Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Fee” means, with respect to the Class A Loans, the Class A Default Fee, and, with respect to the Class B Loans, the Class B Default Fee.

“Defaulted Receivable” means, with respect to any Receivable as of any date, a Receivable with respect to which: (i) more than 10% of its Scheduled Receivable Payment is more than 90 days past due as of the end of the immediately preceding Accrual Period, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption or acceleration period has expired) as of the end of the immediately preceding Accrual Period, or (iii) such Receivable has been written off by the Servicer as uncollectible in accordance with the Servicer’s policies or the Servicer has determined in good faith that payments thereunder are not likely to be resumed.  For purposes of this definition, a Receivable shall be deemed a “Defaulted Receivable” upon the first to occur of the events specified in items (i) through (iii) of the previous sentence.

“Defective Receivable” means a Receivable that is subject to (a) mandatory repurchase by the Seller pursuant to Sections 3.2 or 3.4(b) of the Sale and Servicing Agreement or (b) mandatory purchase by the Servicer pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

“Deficiency Claim Amount” has the meaning set forth in Section 5.5(b) of the Sale and Servicing Agreement.

“Deficiency Claim Date” means, with respect to any Settlement Date, the Business Day immediately preceding such Settlement Date.

“Delinquency Ratio” means, as of any date of determination and with respect to any Vintage Pool, a rate, expressed as a percentage, equal to a fraction (I) the numerator of which is the aggregate outstanding principal balance of all automobile receivables acquired or originated by the Seller in such Vintage Pool that are Delinquent Receivables as of the last day of the most recently ended Accrual Period and (II) the denominator of which is the aggregate outstanding principal balance of all automobile receivables acquired or originated by the Seller in such Vintage Pool as of the last day of the most recently ended Accrual Period;

provided that, if any sale or securitization of receivables by the Seller occurs on a servicing released basis, the Servicer and the Administrative Agent shall negotiate in good faith to amend the trigger levels relating to the calculation of the Delinquency Ratio if such sale or securitization results in a significant change to the composition of the remaining receivables in a Vintage Pool or the Receivables, as applicable.

“Delinquent Receivable” means, as of any date of determination, any Contract as to which more than ten percent (10%) of the Scheduled Receivable Payment is more than 30 days contractually delinquent as of such date, including any Contract for which the related Financed Vehicle has been repossessed and the proceeds thereof have not yet been realized by the Servicer.

“Delivery” means, when used with respect to Pledged Account Property:

(i)           the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC (and not the 1994 Revision to Article 8 of the UCC as referred to in (ii) below):

(a)           with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Administrative Agent or its nominee or custodian by physical delivery to the Administrative Agent or its nominee or custodian endorsed to, or registered in the name of, the Administrative Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8 102 of the UCC), transfer thereof (1) by delivery of such certificated security endorsed to, or registered in the name of, the Administrative Agent or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8 313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Administrative Agent or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Administrative Agent or its nominee or custodian, or (2) by delivery thereof to a “clearing corporation” (as defined in Section 8 102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a “custodian bank” (as defined in Section 8 102(4) of the UCC) or the nominee of either subject to the clearing corporation’s exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Administrative Agent or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Administrative Agent or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Administrative Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Administrative Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)           with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Pledged Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a “depository” pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Administrative Agent or its nominee or custodian of the purchase by the Administrative Agent or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Administrative Agent or its nominee or custodian and indicating that such custodian holds such Pledged Account Property solely as agent for the Administrative Agent or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Administrative Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c)           with respect to any item of Pledged Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Administrative Agent or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated securities as belonging to the Administrative Agent or its nominee or custodian; or

(ii)           the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

(a)           with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Administrative Agent by physical delivery to the Administrative Agent, indorsed to, or registered in the name of, the Administrative Agent or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Administrative Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(b)           with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

(1)           by physical delivery of such certificated security to the Administrative Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Administrative Agent or indorsed in blank;

(2)           by physical delivery of such certificated security in registered form to a “securities intermediary” (as defined in Section 8-102(a)(l4) of the UCC) acting on behalf of the Administrative Agent if the certificated security has been specially indorsed to the Administrative Agent by an effective indorsement.

(c)           with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a “depositary” pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Administrative Agent of the purchase by the securities intermediary on behalf of the Administrative Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Administrative Agent and indicating that such securities intermediary holds such book-entry security solely as agent for the Administrative Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Administrative Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(d)           with respect to any item of Pledged Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, transfer thereof:

(1)(A) by registration to the Administrative Agent as the registered owner thereof, on the books and records of the issuer thereof;

(B)           by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Administrative Agent, or having become the registered owner acknowledges that it holds for the Administrative Agent;

(2)           the issuer thereof has agreed that it will comply with instructions originated by the Administrative Agent without further consent of the registered owner thereof;

(e)           with respect to a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC):

(1)           if a securities intermediary (A) indicates by book entry that a “financial asset” (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Administrative Agent’s “securities account” (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Administrative Agent or acquires a financial asset for the Administrative Agent, and in either case, accepts it for credit to the Administrative Agent’s securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Administrative Agent’s securities account, or (D) has agreed that it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) originated by the Administrative Agent, without further consent by the “entitlement holder” (as defined in Section 8-l02(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Administrative Agent of (I) a specific certificated security in the securities intermediary’s possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary’s possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

(f)           in each case of delivery contemplated pursuant to clauses (a) through (e) of subsection (ii) hereof, the Administrative Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Collateral which constitutes a security is held in trust pursuant to and as provided in the Sale and Servicing Agreement.

“Determination Date” means (i) with respect to any calculation or other determination which by its terms is required to be made with respect to any Accrual Period, the last day of such Accrual Period, and (ii) with respect to any Settlement Date, the day that is three (3) Business Days prior to the required date of delivery of the related Borrowing Base Certificate pursuant to Section 2.03(a) of this Agreement and the related Servicer’s Certificate pursuant to Section 4.9 of the Sale and Servicing Agreement.

“Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1(b) of the Sale and Servicing Agreement.

“Dollar” means lawful money of the United States of America.

“Electronic File” has the meaning assigned to such term in Section 4.12(a) of the Sale and Servicing Agreement.

“Eligible Account” means a segregated direct deposit account or segregated trust account maintained with either (i) a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of (x) with respect to Wells Fargo Bank, National Association, at least “A-3” by Standard & Poor’s and “Prime-3” by Moody’s and (y) with respect to any other depository institution or trust company, at least “A-1+” by Standard & Poor’s and “Prime-1” by Moody’s and acceptable to the Administrative Agent, or (ii) for so long as Citibank, N.A., is the Administrative Agent, Citibank, N.A. or any of its depository or trust company Affiliates.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)           direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United State of America;

(b)           demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated “A-1+” or better by Standard & Poor’s and “Prime-1” by Moody’s;

(c)           commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated “A-1+” or better by Standard & Poor’s and “Prime-1” by Moody’s;

(d)           bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(e)           repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated “A-1+” or better by Standard & Poor’s and “Prime-1” by Moody’s and long term unsecured debt obligations are rated “AAA” by Standard & Poor’s and “Aaa“ by Moody’s; and

(f)           with the prior written consent of the Administrative Agent, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of Standard & Poor’s and Moody’s in the highest investment category granted thereby;

provided that (i) Eligible Investments purchased with funds in the Collection Account shall be held until maturity (or sold only for an amount at least equal to the par amount of such Eligible Investment) and shall include only such investments as mature no later than the Business Day prior to the next Settlement Date and (ii) no such Eligible Investment may be purchased at a premium to its principal amount; provided, further, that an Eligible Investment must have a fixed principal amount due at maturity and, if rated by Standard & Poor’s, must not have an “r” suffix attached to the rating.

Any of the foregoing Eligible Investments may be purchased by or through the Account Bank or any of its Affiliates; provided, that if Wells Fargo Bank, National Association, is not serving as Account Bank, Eligible Investments shall be purchased through the Administrative Agent.

“Eligible Obligor” means an Obligor that (a) with respect to an Obligor for any Receivables other than a Section 341 Receivable, is not currently in bankruptcy, (b) as of the date of its application for credit from which the related Receivable arises, had not been the subject of more than one federal, state or other bankruptcy, insolvency or similar proceeding that has not completed a Section 341 Meeting, (c) has made the required downpayment on the related Financed Vehicle in full, and (d) is domiciled in the United States (as evidenced by proof of residency).

“Eligible Receivables” means, as of any date of determination, Receivables (a) that are not Delinquent Receivables, (b) that are not Liquidated Receivables or Defaulted Receivables, (c) that are not Repossessed Receivables, (d) that are not Defective Receivables; (e) that are not listed on Schedule I to the Trust Receipt (unless subsequently cured); and (f) that have the characteristics set forth in Section 3.1 of the Sale and Servicing Agreement.

“Eligible Servicer” means a Person approved to act as “Servicer” under the Sale and Servicing Agreement pursuant to Section 10.3 thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 8.01 of this Agreement.

“Excess Concentration Amount” means the aggregate amount by which (without duplication) the Aggregate Principal Balance of Eligible Receivables sold to the Purchaser under the Sale and Servicing Agreement exceeds any of the Concentration Requirements; provided, however, that in determining which Receivables to exclude for purposes of complying with any Concentration Requirement, the Purchaser shall exclude Receivables starting with those having the most recent origination dates.

“Excess Spread” means, for on any date of determination, a rate equal to the positive difference of (i) the weighted average APR of all Eligible Receivables included in the Borrowing Base as of the end of the Accrual Period immediately preceding such date of determination, minus (ii) the sum of (a) the product of the Floating Rate and the quotient of (A) the daily average aggregate Invested Amount of the Loans during such immediately preceding Accrual Period, divided by (B) the average daily Aggregate Principal Balance of Eligible Receivables included in the Borrowing Base during such Accrual Period, plus (b) the quotient of (A) the product of the Facility Fee Amount payable to the Lenders on the Settlement Date relating to such Accrual Period and the excess of the daily average aggregate Maximum Invested Amount of the Loans over the aggregate Invested Amount of the Loans during such Accrual Period, divided by (B) the aggregate Maximum Invested Amount of the Loans, minus (iii) the Servicing Fee Percentage, minus (iv) the Backup Servicing Fee Rate, minus (v) the Account Bank Fee Rate. “Backup Servicer Fee Rate” means for any Accrual Period, the rate equal to (i) twelve, times (ii) the Backup Servicing Fee for such Accrual Period, divided by (iii) the average daily Aggregate Principal Balance of Eligible Receivables included in the Class A Borrowing Base during such Accrual Period. “Account Bank Fee Rate” means for any Accrual Period, the rate equal to (i) twelve, times (ii) the Account Fee for such Accrual Period, divided by (iii) the average daily Aggregate Principal Balance of Eligible Receivables included in the Borrowing Base during such Accrual Period. “Floating Rate” for any Accrual Period shall equal the sum for such Accrual Period of (a) the lesser of (i) the weighted average LIBOR during such Accrual Period and (ii) 5.0%), plus (b) the weighted average Applicable Margin of the Loans applicable during such Accrual Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” shall mean each of (i) CPS Leasing, Inc., (ii) CPS Marketing, Inc., (iii) TFC Enterprises, LLC, (iv) Mercury Finance Company, LLC, (v) each Subsidiary of Mercury Finance Company, LLC, (vi) Page Funding, LLC, (vii) Page Three Funding, LLC, and (viii) Page Four Funding, LLC.

“Excluded Taxes” means with respect to any Lender, Participant or any other recipient of any payment to be made by or on account of any Loan hereunder, (i) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) as a result of a present or future connection between any such Lender, Participant or any recipient of any payment to be made by or on account of any Loan and such jurisdiction or political subdivision or Governmental Authority thereof; (ii) any branch profits Taxes imposed by any jurisdiction described in clause (i); (iii) taxes resulting from a Lender’s, Participant’s or a recipient’s failure to comply with the requirements of Section 3.05 of the Agreement or resulting from the inaccuracy of any certification made pursuant to Section 3.05, (iv) in the case of a Lender, any United States federal withholding Taxes that would be imposed on amounts payable to such Lender based upon the applicable withholding rate in effect at the time such Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Lender was previously entitled to receive pursuant to Section 3.05(a) of the Agreement, if any, with respect to such withholding Tax at the time such Lender becomes a party to the Agreement (or designates a new lending office) and which withholding Tax may not be eliminated by complying with Section 3.05, and (B) additional United States federal withholding Taxes that may be imposed after the time such Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority; and (v) any United States federal withholding Taxes imposed under FATCA.

“Extension Ratio” means, as of any date of determination and with respect to a Vintage Pool, a rate, expressed as a percentage, equal to a fraction (I) the numerator of which is the aggregate outstanding principal balance of all automobile receivables acquired or originated by the Seller in such Vintage Pool whose payments are extended during the related Accrual Period and (II) the denominator of which is the aggregate outstanding principal balance of all automobile receivables acquired or originated by the Seller in such Vintage Pool as of the last day of the most recently ended Accrual Period;

provided that, in the case of (A) and (B) if any sale or securitization of receivables by the Seller occurs on a servicing released basis, the Servicer and the Administrative Agent shall negotiate in good faith to amend the trigger levels relating to the calculation of Extension Ratio if such sale or securitization results in a significant change to the composition of the remaining receivables in a Vintage Pool or the Receivables, as applicable.

“Facility Advance Cap” means, as of any date of determination, 89% of the Net Eligible Receivables Balance.

“Facility Advance Cap Deficiency” means, as of any date of determination, the positive excess, if any, of (a) (i) the sum of the Class A Invested Amount and the Class B Invested Amount less (ii) the amount on deposit in the Reserve Account over (b) the Facility Advance Cap.  Any Facility Advance Cap Deficiency existing with respect to a Settlement Date shall be allocated first to the Class B Loans (for inclusion in the Class B Lenders’ Principal Distribution Amount for such Settlement Date) and second, to the Class A Loans (for inclusion in the Class A Lenders’ Principal Distribution Amount for such Settlement Date).

“Facility Advance Purchase Price Cap” means, with respect to any borrowing of Loans on a Settlement Date, the product of (a) 95% and (b) the Aggregate Principal Balance of all Receivables included in the Borrowing Base (after giving effect to such Loans and all Related Receivables being pledged by the Borrower to the Collateral Agent on such date) at the time of acquisition by the Seller less the aggregate Net Acquisition Fees for such Receivables.

“Facility Fee Amount” has the meaning assigned to such term in the Fee Letter.

“FATCA” means Code Sections 1471 through 1474 as enacted on the Original Closing Date (or any amended or successor version) and any current or future regulations or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fee Letter” means that amended and restated letter dated as of the Restatement Closing Date made by the Administrative Agent, and accepted by CPS and the Borrower.

“Fee Schedule” means that certain Schedule of Fees dated April 23, 2012, and attached to the Sale and Servicing Agreement as Exhibit D, as may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed.

“Financed Vehicle” means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Flex Loan” has the meaning specified in Section 2.03(b) of this Agreement.

“Flex Variable Amount” means an amount, calculated as of any date of determination, equal to the lesser of (i) 85% of the Net Eligible Receivables Balance minus the product of the Net Rated Advance Rate and the Net Eligible Receivables Balance, and (ii) zero.

“Funding Date” means, with respect to the Class A Loans, a Class A Funding Date and with respect to the Class B Loans, a Class B Funding Date.

“Funding Termination Date” means the first to occur of (a) the earlier of (i) the Maturity Date and (ii) commencement of the Amortization Term, (b) the date of the occurrence of an Event of Default specified in Section 8.01(a)(v) of this Agreement, (c) the date of the declaration of any Event of Default (other than an Event of Default specified in Section 8.01(a)(v) of this Agreement), (d) any date upon which the sum of each of the Transfer of Servicing Percentages for all transfers of servicing effected by CPS on or after the Original Closing Date exceeds 25%, (e) the date upon which the Servicer or the Borrower fails to accept a proposed assignee under the circumstances described in Section 9.03(c)(iii) of this Agreement, and (f) the occurrence and continuance of an Unrated Turbo Event.

“GAAP” means U.S. generally accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) from time to time.

“Governmental Authority” means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, quasi-judicial, regulatory, or administrative functions thereof pertaining thereto.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Security Agreement. A Grant of the Pledged LLC Interests or the Collateral, as the case may be, or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, as and to the extent provided in the Loan Documents, the immediate and continuing right (after an Event of Default) to claim for, collect, receive and give receipt for principal and interest payments in respect of the Pledged LLC Interests or the Collateral, as the case may be, and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Highest Priority Class” means (i) the Class A Loans, for so long as they are outstanding, and (ii) if the Class A Loans are no longer outstanding, all amounts owed to the Class A Lenders pursuant to the Loan Documents have been paid in full and the Class A Commitment has been terminated, the Class B Loans, if any; provided, that if the Class A Loans and Class B Loans have been exchanged for Component Loans, the Highest Priority Class shall be (i) Component Loan A, for so long as such class is outstanding, and (ii) if Component Loan A is no longer outstanding, then Component Loan B, for so long as such class is outstanding, and (iii) if Component Loan B is no longer outstanding, then Component Loan C, for so long as such class is outstanding, and (iv) if Component Loan C is no longer outstanding, then Component Loan D, for so long as such class is outstanding, and (v) if Component Loan D is no longer outstanding, then Component Loan E, for so long as such class is outstanding.

“Hired NRSRO” has the meaning assigned to such term in Section 5.01(p) of this Agreement.

“Image File” means, with respect to each Contract, an electronic system data file that provides information for each item listed on Schedule F attached to the Sale and Servicing Agreement.

“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes (including any subordinated notes), repurchase agreements and similar arrangements, or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of others secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Borrower, any other obligor upon the Loans, the Seller, the Purchaser, the Servicer and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Borrower, any other obligor on the Loans,  the Seller, the Purchaser, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Borrower, any other obligor on the Loans, the Seller, the Purchaser, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Accountants” means (a) Crowe Horwath LLP or (b) a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board and otherwise reasonably acceptable to the Administrative Agent.

“Ineligible Receivable” means any Receivable other than an Eligible Receivable.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instructing Party” means (i) prior to an Event of Default, the Servicer and (ii) from and after an Event of Default, the Administrative Agent.  Until the Account Bank or the Collateral Agent receives notice from the Administrative Agent that an Event of Default has occurred, the Account Bank and the Collateral Agent shall treat the Servicer as the Instructing Party.  The Servicer and the Administrative Agent shall provide the Collateral Agent from time to time with notice of persons authorized to instruct the Collateral Agent on their behalf, in each case with a certificate of the title and signature of such Persons.

“Interest Period” means, with respect to a Loan and any Settlement Date, the period from, and including, the immediately preceding Settlement Date (or from and including the initial Funding Date for such Loan, in the case of the first Settlement Date) to, but excluding, such Settlement Date.

“Invested Amount” means, with respect to the Class A Loans, the Class A Invested Amount, with respect to the Class B Loans, the Class B Invested Amount, and with respect to any Component Loan, the applicable Component Loan Invested Amount.

“Investment Company Act” has the meaning set forth in Section 5.01(d) of this Agreement.

“Investment Earnings” means, with respect to any Settlement Date and any Pledged Account, the investment earnings on Pledged Account Property and deposited into such Pledged Account pursuant to Section 5.1(f) of the Sale and Servicing Agreement.

“Lender” means each Person in whose name a Loan is registered on the Register, which on the Restatement Closing Date shall be Citibank, N.A. or an Affiliate thereof.

“Level I Trigger Event” means:

(a)           the aggregate principal balance of receivables (excluding the Receivables) evidenced by Contracts serviced by the Seller and its Subsidiaries shall be less than $250,000,000;

(b)           the Three-Month Rolling Average Extension Ratio as of the end of the most recently ended Accrual Period is 3.50% or greater (if such Accrual Period ended in March through September (inclusive)) or 4.00% or greater (if such Accrual Period ended in October through February (inclusive)); or

(c)           the occurrence of breach of any of the “Level I Trigger” collateral performance measures set forth on Schedule III hereto.

“Level II Trigger Event” means:

(a) the Three-Month Rolling Average Extension Ratio as of the end of the most recently ended Accrual Period is 4.00% or greater (if such Accrual Period ended in March through September (inclusive)) or 4.50% or greater (if such Accrual Period ended in October through February (inclusive)); or

(b) the occurrence of breach of any of the “Level II Trigger” collateral performance measures set forth on Schedule III hereto.

“LIBOR” means the greater of (i) 0.75% and (ii) the rate for one-month deposits in U.S. dollars, which rate is determined on a daily basis by the Administrative Agent by reference to the British Bankers’ Association LIBOR Rates on Bloomberg (or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) on such date (or, if such date is not a Business Day, on the immediately preceding Business Day) at or about 11:00 a.m. New York City time; provided, however, that if no rate appears on Bloomberg on any date of determination, LIBOR shall mean the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 on any such date of determination; provided further, that if no rate appears on either Bloomberg or such Telerate Page 3750, on any such date of determination LIBOR shall be determined as follows:

LIBOR will be determined at approximately 11:00 a.m., New York City time, on such day on the basis of (a) the arithmetic mean of the rates at which one-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Administrative Agent and in a principal amount of not less than $100,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Administrative Agent, quoted by three (3) major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M., New York City time, on such day, one-month deposits in United States dollars to leading European banks and in a principal amount of not less than $100,000,000 that is representative for a single transaction in such market at such time.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, in each case, that attach to the respective Receivable by operation of law as a result of an Obligor’s failure to pay an obligation.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party that indicates that the Lien of the secured party on the Financed Vehicle is recorded with the State for purposes of establishing the existence and priority of a secured party’s Lien in such Financed Vehicle.

“Liquidated Receivable” means any Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession or (iii)  as to which more than 10% of a Scheduled Receivable Payment of more than ten dollars shall have become 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days delinquent as of the end of an Accrual Period, (iv) with respect to which proceeds have been received which, in the Servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable or (v) the related Obligor has filed for bankruptcy under Federal or state law and the Servicer has determined that its loss is known.  For purposes of this definition, a Receivable shall be deemed a “Liquidated Receivable” upon the first to occur of the events specified in items (i) through (v) of the previous sentence.

“Liquidation Expenses” means, with respect to a Liquidated Receivable, reasonable out-of-pocket expenses, other than any overhead expenses, incurred by the Servicer in connection with the collection and realization of the full amounts due under such Liquidated Receivable (including the attempted liquidation of a Receivable which is brought current and is no longer in default during such attempted liquidation) and the repossession and sale of any property acquired in respect thereof which are not recoverable as proceeds paid by any insurer under any type of motor vehicle insurance policy related to such Receivable.  Liquidation Expenses shall include (i) all out-of-pocket bankruptcy and replevin related expenses incurred by the Servicer with respect to a Receivable, (ii) out-of-pocket expenses incurred by the Servicer in conducting field calls to the extent that the related Financial Vehicle is actually repossessed by the Servicer or one of its repossession agents, and (iii) out-of-pocket expenses paid by the Servicer to third party agencies in conducting “skip tracing”.  Liquidation Expenses shall not include any Ancillary Fees or other administrative fees and expenses or similar charges collected with respect to such Contract.

“Litigation Threshold” has the meaning set forth in Schedule II.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower dated as of May 11, 2012, entered into by CPS and Folio Funding Three LLC, and as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“LLCP IV” has the meaning set forth in Section 6.01(g)(vii).

“Loan” means a Class A Loan, a Class B Loan or a Component Loan.

“Loan Documents” means this Agreement, the Sale and Servicing Agreement, the Lockbox Agreement, the Security Agreement, the Pledge Agreement, the LLC Agreement, each Assignment, the Fee Letter, the Consent and Agreement, the Servicer Termination Side Letter, and each other contract, agreement, undertaking or other instrument executed in connection with any of the foregoing, including all exhibits, annexes and schedules attached to any of the foregoing, and other documents and certificates delivered in connection therewith.

“Loan-to-Value Ratio” means, with respect to any Receivable, the ratio, at the time of origination or acquisition by the Seller, of (i) the unpaid Principal Balance of such Receivable to (ii) (A) for used Financed Vehicles, the wholesale book value of the related Financed Vehicle as set forth in the Kelly Blue Book®, the NADA Official Used Car Guide® or the Black Book Wholesale Average Condition or (B) for new Financed Vehicles, the manufacturer’s invoice price.

“Lockbox Account” means the account maintained in the name of the Purchaser on behalf of the Collateral Agent for the further benefit of the Secured Parties by the Lockbox Bank pursuant to Section 4.2(b) of the Sale and Servicing Agreement.

“Lockbox Agreement” means the Deposit Account Control Agreement dated as of May 11, 2012, by and among the Purchaser, the Servicer, the Collateral Agent and the Lockbox Bank, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, unless the Administrative Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement(s), in form and substance acceptable to the Administrative Agent, among the Servicer, the Purchaser, the Collateral Agent and the Lockbox Bank and any other appropriate parties.

“Lockbox Bank” means, initially, Wells Fargo Bank, National Association, and on any date upon which the Lockbox Account is no longer maintained at Wells Fargo Bank, National Association, a depository institution named by the Servicer and acceptable to the Majority Lenders of the Highest Priority Class and the Administrative Agent at which the Lockbox Account is established and maintained as of such date.

“Lockbox Processor” means, initially, Wells Fargo Bank, National Association, together with its successors and assigns in such capacity.

“Majority Lenders” means, in the case of the Class A Loans, the Class A Majority Lenders, in the case of the Class B Loans, the Class B Majority Lenders, and in the case of the Component Loans, the Component Loan Majority Lenders.

“Material Adverse Change” means any event, matter, condition or circumstance which (a) materially and adversely affects the business, assets, condition (financial or otherwise), results of operations, properties (whether real, personal or otherwise) or prospects of (i) the Seller, the Purchaser or the Borrower, in each case, individually or taken as a whole, or (ii) CPS and its Subsidiaries, taken as a whole; (b) materially impairs the ability of CPS or any of its Subsidiaries to perform or observe its obligations under any Loan Document to which it is a party; (c) materially impairs the rights, powers or remedies of a Lender under any of the Loan Documents; (d) materially adversely affects (i) the legality, binding affect, validity or enforceability of any of the Loan Documents or (ii) the validity, attachment, perfection, priority or enforcement of any Liens granted in favor of the Collateral Agent or the ability of the Collateral Agent on behalf of the Lenders to realize the benefits of the security afforded under the Loan Documents, or (e) constitutes an act, omission, event, matter, condition or circumstance of CPS or any of its Subsidiaries that materially adversely affects  (i) the value, collectibility or marketability of any Loan, (ii) the value or marketability of the Receivables, or (iii) the probability that amounts now or hereafter due in respect of the Receivables will be collected on a timely basis.

“Material Adverse Effect” means an effect on (a) the value or marketability of the Receivables, the Pledged LLC Interests or any of the other Collateral (including, without limitation, the enforceability or collectibility of the Receivables) attributable to an act, omission, event, matter, condition or circumstance of CPS or any of its Subsidiaries; (b) the business, operations, properties or condition (financial or otherwise) or prospects of the Seller, the Servicer, the Purchaser, the Borrower or CPS, in each case, individually or taken as a whole; (c) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent, any Lender hereunder or thereunder or the validity, perfection or priority of any Lien in favor of the Collateral Agent for the benefit of any Secured Party granted thereunder; (d) the timely payment of the principal of or interest on any Loans or other amounts payable under the Loan Documents; or (e) the ability of the Seller, the Servicer, the Purchaser, the Borrower or CPS to perform its obligations under any Loan Document to which it is a party, in each case that materially and adversely affects any Lender, the interests of any such party under the Loan Documents, or the value, collectability or marketability of any Loan.

“Maturity Date” means the date that is 728 days following the Restatement Closing Date or, if such date is not a Business Day, the immediately preceding Business Day, subject to extension in accordance with Section 2.05(b).

“Maximum Cumulative Net Loss” means, for any Vintage Pool and any date of determination, the applicable percentage set forth on Schedule IV-A based on the Average Elapsed Period.

“Maximum Delinquency Ratio” means, for any Vintage Pool and any date of determination, the applicable percentage set forth on Schedule IV-B based on the Average Elapsed Period.

“Maximum Excess Cumulative Net Loss” means, as of any date of determination, the highest, among all Vintage Pools, of (i) the Cumulative Net Loss for such Vintage Pool divided by the applicable Maximum Cumulative Net Loss, minus (ii) one.

“Maximum Excess Delinquency Ratio” means, as of any date of determination, the highest, among all Vintage Pools, of (i) the Three-Month Rolling Average Delinquency Ratio for such Vintage Pool divided by the applicable Maximum Delinquency Ratio, minus (ii) one.

“Maximum Invested Amount” means, in the case of the Class A Loans, the Class A Maximum Invested Amount and in the case of the Class B Loans, the Class B Maximum Invested Amount.

“Minimum Excess Spread Requirement” means, as of any date of determination, that the Excess Spread for the most recently ended Accrual Period is greater than 4.5%.

“MFN” means Mercury Finance Company LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Monthly Settlement Date” means the second Settlement Date of each calendar month.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Acquisition Fee” means, for any Receivable, NETACQFEE as reflected in the data tape fields delivered prior to each Funding Date, which amount shall represent the difference between the original Principal Balance of the related Receivable and the amount paid by the Seller to the Dealer for such Receivable (without giving effect to the Seller netting from such amount the first payment due with respect to such Receivable).

“Net Eligible Receivables Balance” means, as of any date of determination, the excess of (a) the Aggregate Principal Balance of all Eligible Receivables as of such date of determination over (b) the Excess Concentration Amount for the Eligible Receivables.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable during the Accrual Period in which such Receivable became a Liquidated Receivable, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and the reasonable cost of legal counsel with the enforcement of a Liquidated Receivable and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Net Rated Advance Rate” means (i) the Rated Class A Advance Rate, plus (ii) the Rated Class B Advance Rate minus (iii) the Required Reserve Percentage.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Investment Officer of the Seller, the Purchaser or the Servicer, as appropriate.

“Opinion Collateral” means the Pledged LLC Interests and that portion of the Collateral upon which an Opinion of Counsel is rendered by outside counsel on the Original Closing Date as to the perfection and priority of the Collateral Agent’s security interest, for the benefit of the Secured Parties, in the Pledged LLC Interests and such Collateral.

“Opinion of Counsel” means a written opinion of counsel who may be but need not be counsel to the Purchaser, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Administrative Agent and which opinion shall be acceptable in form and substance to the Administrative Agent.

“Original Closing Date” means May 11, 2012.

“Other Conveyed Property” means all property conveyed by the Seller to the Purchaser pursuant to Sections 2.1 (a)(ii) through (xv) of the Sale and Servicing Agreement and Section 2 of each Assignment.

“Permitted LLCP IV Indebtedness” means indebtedness of CPS to LLCP IV, whether existing as of, or incurred after, the date hereof (including any indebtedness that refinances existing Permitted LLCP IV Indebtedness), which indebtedness is general corporate indebtedness of CPS secured by an “all assets” or similar lien and whose amount is not specifically dependent on the value of CPS’s beneficial ownership interest in Folio Funding Three LLC or the residual economic interest in the Receivables represented thereby.

“Permitted LLCP IV Lien” means the lien and related security interest of LLCP IV in and to CPS’s beneficial ownership interest in Folio Funding Three LLC, as of the Original Closing Date; provided, however, that such lien shall cease to qualify as a Permitted LLCP Lien if and when any additional or replacement indebtedness (other than Permitted LLCP IV Indebtedness) is incurred by, or funding advanced to, CPS or any of its Affiliates on the basis of, or otherwise attributable to, the value of CPS’s beneficial ownership interest in Folio Funding Three LLC or the residual economic interest in the Receivables represented thereby.

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning given to such term in the definition of “Delivery” above.

“Plan” means any Person that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (ii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan’s investment in the entity.

“Pledge Agreement” means the Pledge and Security Agreement dated as of May 11, 2012, by and among CPS and the Collateral Agent for the benefit of the Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Pledged Account Property” means the Pledged Accounts, all amounts and investments held from time to time in any Pledged Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Pledged Accounts” has the meaning assigned thereto in Section 5.1(f) of the Sale and Servicing Agreement.

“Pledged LLC Interests” has the meaning assigned to such term in the Pledge Agreement.

“Post-Office Box” means the separate post-office box established and maintained by the Servicer in the name of the Purchaser for the benefit of the Administrative Agent for the further benefit of the Lenders, established and maintained pursuant to Section 4.2 of the Sale and Servicing Agreement.

“Prime Rate” for any date of determination means the highest rate of interest (or if a range is given, the highest prime rate) published in The Wall Street Journal on such date as constituting the “prime rate” or “base rate” in such publication’s table of Money Rates or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal most recently published.

“Principal Balance” of a Receivable, as of the close of business as of any day of determination, means the Amount Financed minus the sum of the following amounts without duplication:  (i) that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (ii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iii) any Cram Down Loss in respect of such Receivable; and (iv) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Program” has the meaning specified in Section 4.11 of the Sale and Servicing Agreement.

“Purchase Amount” means, on any date with respect to a Defective Receivable, the sum of (a) the Principal Balance of such Receivable as of the date of purchase and (b) all accrued and unpaid interest on the Receivable as of such date, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of such date.

“Purchase Price” means, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser on any Funding Date, an amount equal to the Principal Balance of such Receivable as of such Funding Date, as applicable.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of an Accrual Period by the Servicer pursuant to Section 4.7 of the Sale and Servicing Agreement or repurchased by the Seller pursuant to Section 3.2 or Section 3.4 of the Sale and Servicing Agreement.

“Purchaser” means Page Eight Funding LLC, its successors and permitted assigns.

“Purchaser Property” means the Receivables and Other Conveyed Property, together with certain monies received after the related Cutoff Date, the Receivables Insurance Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under the Sale and Servicing Agreement.

“Rated Class A Advance Rate” means (a) initially, as of any date of determination (i) so long as no Level I Trigger Event or Level II Trigger Event has occurred and is then continuing, 84%, (ii) if a Level I Trigger Event has occurred and is then continuing, but no Level II Trigger Event has occurred and is then continuing, the Rated Class A Advance Rate in effect immediately prior to the occurrence of such Level I Trigger Event minus 500 basis points (5.0%), and (iii) if a Level II Trigger Event has occurred and is then continuing, 0%, and (b) as of any date of determination following a Ratings Requirement Bring-Down, the advance rate required to maintain the Ratings Requirement with respect to the Class A Loans.

“Rated Class B Advance Rate” means (a) initially, as of any date of determination (i) so long as no Level I Trigger or Level II Trigger Event has occurred and is then continuing, 8%, (ii) if a Level I Trigger Event has occurred and is then continuing, but no Level II Trigger Event has occurred and is then continuing, the Rated Class B Advance Rate in effect immediately prior to the occurrence of such Level I Trigger Event minus 500 basis points (5.0%), and (iii) if a Level II Trigger Event has occurred and is then continuing, 0%, and (b) as of any date of determination following a Ratings Requirement Bring-Down, the advance rate required to maintain the Ratings Requirement with respect to the Class B Loans.

“Ratings Requirement” means the obligation of the Borrower to obtain an initial explicit, public and monitored rating from Standard & Poor’s of (i) “A” or better with respect to the Class A Loans and (ii) “BBB” or better with respect to the Class B Loans.

“Ratings Requirement Bring-Down” means an election by the Administrative Agent pursuant to Section 6.03 of this Agreement.

“Receivable” means each Contract listed on the Schedule of Receivables and all rights and obligations thereunder, except for Receivables that have become (a) Purchased Receivables or (b) Ineligible Receivables transferred to the Seller pursuant to Section 5.10 of the Sale and Servicing Agreement and, for the avoidance of doubt, shall include all Related Receivables (other than Related Receivables that have become Purchased Receivables or Ineligible Receivables transferred to the Seller pursuant to Section 5.10 of the Sale and Servicing Agreement).

“Receivable Files” means the documents specified in Section 3.3(a) of the Sale and Servicing Agreement.

“Receivables Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit accident, health, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor, including without limitation any GAP, vendor’s single interest or other collateral protection insurance policy or coverage.

“Record Date” means, with respect to a Settlement Date, the close of business on the day immediately preceding such Settlement Date.

“Recoveries” means with respect to a Liquidated Receivable, the monies collected from whatever source, during any Accrual Period following the Accrual Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor (without duplication of amounts netted against the amounts realized in calculating the Net Liquidation Proceeds).

“Register” has the meaning assigned to such term in Section 2.04(c).

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Related Receivables” means, with respect to a Funding Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by the Seller with respect to such Funding Date.

“Release Request” has the meaning specified in Section 3.5 of the Sale and Servicing Agreement.

“Renewal Fee Amount” has the meaning specified in the Fee Letter.

“Repossessed Receivable” means a Receivable with respect to which the earliest of the following shall have occurred: (i) the date the Financed Vehicle is actually repossessed and (ii) 30 days after the date the Financed Vehicle is authorized for repossession.

“Required Reserve Account Amount” means, as of any date of determination, the greater of (i) the Required Reserve Percentage multiplied by the Aggregate Principal Balance of the Net Eligible Receivables on such date of determination and (ii) $250,000; provided, that if the aggregate Invested Amount of the Notes is zero, the Required Reserve Account Amount shall be zero.

“Required Reserve Percentage” means 2.0%.

“Requirement of Law” means as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or property is subject.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.04(a) of this Agreement.

“Restatement Closing Date” means June 5, 2013.

“Rule 17g-5” means Rule 17g-5 of the Exchange Act, as the same may be amended from time to time and any successor rule or regulation thereto.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of May 11, 2012, among Page Eight Funding LLC, as Purchaser and Borrower, CPS, as Seller and Servicer, and Wells Fargo Bank, National Association, as the Backup Servicer, the Account Bank and the Custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Scheduled Receivable Payment” means, with respect to any Accrual Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Accrual Period.  If after the Original Closing Date, the Obligor’s obligation under a Receivable with respect to an Accrual Period has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or similar state laws, or (iii) as a result of modifications or extensions of the Receivable permitted by Section 4.2 of the Sale and Servicing Agreement, the Scheduled Receivable Payment with respect to such Accrual Period shall refer to the Obligor’s payment obligation with respect to such Accrual Period as so modified.

“Schedule of Receivables” means the schedule of all Receivables purchased by the Purchaser pursuant to the Sale and Servicing Agreement and each Assignment, which is attached as Schedule A to the Sale and Servicing Agreement, as amended or supplemented from time to time upon each Assignment of Receivables or in accordance with the terms of the Sale and Servicing Agreement.

“Secondary Market Closing Date” has the meaning assigned to such term in Section 10.02 of this Agreement.

“Secondary Market Restructuring Transaction” has the meaning assigned to such term in Section 10.01 of this Agreement.

“Section 341 Meeting” means a meeting held pursuant to Section 341(a) of the United States Bankruptcy Code (as the same may be amended from time to time) in which an Obligor subject to a Insolvency Event under Chapter 7 of the United States Bankruptcy Code has presented his/her plan to the bankruptcy court and all of his/her creditors.

“Section 341 Receivable” means a Receivable, the Obligor of which has completed a Section 341 Meeting as of the applicable Cutoff Date.  For avoidance of doubt, a Section 341 Receivable shall no longer be considered a Section 341 Receivable upon an Obligor’s discharge from the related bankruptcy, insolvency or similar proceeding.

“Secured Obligations” means all amounts and obligations which the Borrower, the Seller, the Servicer, the Purchaser or CPS may at any time owe under the Loan Documents to, or on behalf of the Lenders and/or the Administrative Agent or Collateral Agent for the benefit of the Secured Parties (or any of them), in each case whether now owed or hereafter arising.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Closing Date” shall mean the closing date for a Securitization Transaction.

“Securitization Documents” means, collectively, all agreements, documents, instruments and certificates executed and delivered in connection with any Securitization Transaction.

“Securitization Transaction Delay” means the failure of the Borrower to comply with its obligations to engage in Securitization Transactions pursuant to with Section 7.01(z) of this Agreement.

“Securitization Transaction” means a term securitization of Receivables.

“Security Agreement” means the Security Agreement dated as of May 11, 2012, by and among CPS, the Borrower and the Collateral Agent for the benefit of the Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Security Documents” means the Security Agreement and each other security agreement, instrument and document executed and delivered pursuant thereto.

“Seller” means Consumer Portfolio Services, Inc., and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, any third-party service contracts entered in by, or on behalf of, the Seller or Servicer.

“Servicer” means, initially, Consumer Portfolio Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3 of the Sale and Servicing Agreement.

“Servicer Extension Notice” has the meaning specified in Section 4.15 of the Sale and Servicing Agreement.

“Servicer Termination Event” means an event specified in Section 10.1 of the Sale and Servicing Agreement.

“Servicer Termination Side Letter” means the Servicer Termination Side Letter dated May 11, 2012, from the initial Class A Lender to the initial Servicer and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicer’s Certificate” means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Schedule A-1 to the Sale and Servicing Agreement.

“Servicing Fee” has the meaning specified in Section 4.8 of the Sale and Servicing Agreement.

“Servicing Fee Percentage” means 2.50%.

“Servicing File” means, with respect to a Receivable, a file containing the following documents or instruments with respect to such Receivable:  (i) a true and correct copy of the fully executed original of the Receivable; (ii) the original credit application, or a physical or electronic copy thereof; (iii) if such Receivable was not originated in a state in which the Obligor may maintain possession of the certificate of title, a true and correct copy of the original certificate of title with respect to the related Financed Vehicle; (iv) if such Receivable was originated in a state that provides the Obligor may maintain possession of the certificate of title and the Custodian does not maintain possession of the certificate of title, a true and correct copy of the Lien Certificate showing the Seller as sole lienholder, provided, that if the original lien certificate has not yet been received by the Custodian, a copy of the application therefor showing the Seller as secured party or a dealer guaranty of title shall suffice for purposes of clauses (iii) and (iv); (v) any agreement(s) modifying the Receivable (including, without limitation, any extension agreement(s)); (vi) a copy of the Receivable for any supplemental warranty purchased with respect to the Financed Vehicle; (vii) acceptable vehicle valuation documentation consisting of the dealer invoice or sticker for new cars and reference to the most recently published National Automobile Dealers Association Used Car Price Guide or Kelly Blue Book or similar vehicle valuation document, based on year, make and model of the related Financed Vehicle for used cars and (viii) any documents specifically relating to the Obligor or the Financed Vehicle maintained by the Seller or its designee in its servicing files as of the date hereof.  The documents referred to above may be maintained in microfiche or electronic form.

“Servicing Guidelines” means CPS’s established servicing guidelines in the form attached to the Sale and Servicing Agreement as Exhibit H, as the same may be amended, supplemented or modified from time to time in accordance with Section 9.1(k) of the Sale and Servicing Agreement; provided that if the Backup Servicer is acting as successor Servicer under the Sale and Servicing Agreement, the Servicing Guidelines shall be the Backup Servicer’s usual and customary servicing policies and procedures for auto loan receivables and obligors having similar terms, conditions and credit characteristics as the Receivables and the related Obligors.

“Servicing Officer” means any Person whose name appears on a list of Servicing Officers delivered to the Administrative Agent and the Lenders, as the same may be amended, modified or supplemented from time to time.

“Servicing Standard” has the meaning assigned to such term in Section 4.1 of the Sale and Servicing Agreement.

“Servicing Transfer Date” has the meaning assigned to such term in Section 10.3 of the Sale and Servicing Agreement.

“Settlement Date” means each Friday of each week or, if such date is not a Business Day, the immediately preceding Business Day.

“Simple Interest Method” means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

“Simple Interest Receivable” means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Specified Affiliate” means any Affiliate of CPS that is not an Excluded Subsidiary.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

 “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

“Supporting Obligation” has the meaning given to such term in Section 9-102(a)(77) of the UCC.

“Taxes” has the meaning set forth in Section 3.05(a) of this Agreement.

“Term” means, with respect to the Class A Loans, the Class A Term; with respect to the Class B Loans, the Class B Term.

“Termination Date” means the date on which the Lenders shall have received payment and performance of all Secured Obligations and disbursed such payments in accordance with the Loan Documents and any and all other amounts due and payable to the Lenders pursuant to the Loan Documents have been paid in full.

“Texas Franchise Tax” means any tax imposed by the State of Texas pursuant to Tex. Tax Code Ann. § 171.001 (Vernon 2005), as amended by Tex. H.B. 3, 79th Leg., 3d C.S. (2006).

“TFC” means TFC Enterprises LLC., a Delaware limited liability company.

“Three-Month Rolling Average Delinquency Ratio” means, for any date of determination, the average of the Delinquency Ratios for each of the three immediately preceding Accrual Periods.

“Three-Month Rolling Average Extension Ratio” means, for any date of determination, a rolling average of the Extension Ratios for each of the three immediately preceding Accrual Periods.

“Title Intermediary” means FDI Collateral Management or other subsidiary or affiliate of DealerTrack, Inc.

“Transfer of Servicing Percentage” means with respect to the transfer of servicing rights with respect to all Contracts originated, serviced or purchased by CPS, at any time and in a single transaction, the aggregate outstanding principal balance of such Contracts with respect to which servicing rights have been transferred from CPS to another party at such time, expressed as a percentage of all such Contracts serviced by CPS without giving effect to any such servicing transfer.

“Trust Receipt” means a trust receipt in substantially the form of Exhibit B to the Sale and Servicing Agreement.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Uncapped Lender Fees” means with respect to any Loan and without duplication of any Class A Default Fee or Class B Default Fee, the sum of the additional fee amounts accrued on such Loan equal to (i) for any day as of which an Unrated Turbo Event has occurred and is then continuing, additional interest that would have accrued on such Loan if the Class A Applicable Margin or Class B Applicable Margin, as applicable, were 8.00%, and (ii) additional interest that would have accrued on such Loan without regard to the 6.75% cap included in the definitions of Class A Interest Rate and Class B Interest Rate, as applicable.

“Unrated Advance Rate Adjustment” means the greater of (i) the Unrated Advance Rate Adjustment (Cumulative Net Loss) and (ii) the Unrated Advance Rate Adjustment (Delinquency Ratio).

“Unrated Advance Rate Adjustment (Cumulative Net Loss)” means an amount equal to (i) the Maximum Excess Cumulative Net Loss multiplied by 15% multiplied by (ii) two; provided, however, that if the Cumulative Net Loss for not more than one (1) Vintage Pool exceeds the applicable percentage set forth on Schedule IV-A, then the Unrated Advance Rate Adjustment (Cumulative Net Loss) shall be zero.

 “Unrated Advance Rate Adjustment (Delinquency Ratio)” means an amount equal to (i) the Maximum Excess Delinquency Ratio multiplied by 17% multiplied by (ii) two; provided, however, that if the Three-Month Rolling Average Delinquency Ratio for not more than one (1) Vintage Pool exceeds the applicable percentage set forth on Schedule IV-B, then the Unrated Advance Rate Adjustment (Delinquency Ratio) shall be zero.

 “Unrated Class A Advance Rate” means, as of any date of determination, (x) the Rated Class A Advance Rate in effect immediately prior to such determination minus (y) the product of the Unrated Advance Rate Adjustment and a fraction, the numerator of which is the Unrated Class A Advance Rate immediately prior to such determination and the denominator of which is the sum of the Unrated Class A Advance Rate and the Unrated Class B Advance Rate immediately prior to such determination.

“Unrated Class B Advance Rate” means, as of any date of determination, (x) 80% of the Rated Class B Advance Rate in effect immediately prior to such determination minus (y) the product of the Unrated Advance Rate Adjustment and a fraction, the numerator of which is the Unrated Class B Advance Rate immediately prior to such determination and the denominator of which is the sum of the Unrated Class A Advance Rate and the Unrated Class B Advance Rate immediately prior to such determination.

“Unrated Turbo Event” means a Securitization Transaction Delay that extends beyond 250 days after the most recent Securitization Closing Date).

“Vintage Pool” means as of any date of determination occurring between the Original Closing Date and the Funding Termination Date, the pool of all automobile receivables originated, or acquired from Dealers, by the Seller during any completed calendar quarter from December 31, 2010, through the calendar quarter ending immediately prior to such date of determination.

SECTION 1.02 Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments.  Subject to the terms and conditions of this Agreement (including, without limitation, the conditions precedent to the initial Loans and each subsequent Loan set forth in Article VI) and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Funding Termination Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (a) such Lender’s Applicable Percentage of the Class A Invested Amount or Class B Invested Amount, as applicable, exceeding such Lender’s Applicable Percentage of the Class A Maximum Invested Amount or Class B Maximum Invested Amount, as applicable, or (b) the existence of a Class A Borrowing Base Deficiency, a Class B Borrowing Base Deficiency or a Facility Advance Cap Deficiency.  Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.

SECTION 2.02 Loans.

(a) Each Loan shall be (i) with respect to the Class A Loans, made as part of a borrowing of Class A Loans made by the Lenders ratably in accordance with their respective Class A Commitments and (ii) with respect to the Class B Loans, made as part of a borrowing of Class B Loans made by the Lenders ratably in accordance with their respective Class B Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans shall be in an aggregate principal amount that is (i) an integral multiple of $1,000 and not less than $250,000 (or such other minimum amount as the Borrower and the Administrative Agent shall agree from time to time) or (ii) equal to the remaining available balance of the aggregate Commitments.

(b) Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 10:00 a.m., New York City time, and the Administrative Agent shall (i) remit the amounts so received (net of amounts required to be deposited in the Reserve Account pursuant to Section 2.03(d)) by wire transfer of immediately available funds to an account in the name of the Borrower, maintained in the United States and designated by the Borrower in the applicable Borrowing Request or (ii) if Loans will not be made on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date any Loans are to made hereunder that such Lender will not make available to the Administrative Agent such Lender’s Loan, the Administrative Agent may assume that such Lender has made its Loan available to the Administrative Agent on the date of such Loans in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made its Loan available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans in question and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short term funds (which determination shall be conclusive absent manifest error).  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan for purposes of this Agreement.

SECTION 2.03 Borrowing Procedure.

(a) In order to request a Loan, the Borrower shall deliver by hand or by facsimile or other electronic means to the Administrative Agent a duly completed Borrowing Request, together with the related Addition Notice, Borrowing Base Certificate and data tape or other electronic file containing information regarding the Related Receivables to be transferred on such Funding Date not later than 1:00 p.m., New York City time, one Business Day before the proposed Funding Date.  Such Borrowing Base Certificate shall provide the current calculation of the Class A Borrowing Base and Class B Borrowing Base (i) if such Funding Date is a Settlement Date, as of the end of business on the related Determination Date, or (ii) if such Funding Date is not a Settlement Date, as of the end of business on the Determination Date for the most recent Settlement Date (or as of the end of business on such date as agreed by the Administrative Agent).  The Borrower shall submit no more than five (5) Borrowing Requests (and accompanying Addition Notices and Borrowing Base Certificates) per week, unless otherwise agreed by the Administrative Agent.  Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:  (i) the Funding Date of such Loans (which shall be a Business Day); (ii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); and (iii)  the aggregate amount to be borrowed and the allocation of Class A Loans and Class B Loans requested; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) the Borrower shall not submit any Class A Borrowing Request unless accompanied by a Class B Borrowing Request such that the aggregate amount of borrowing requested is proportionally split based on the Unrated Class A Advance Rate and the Unrated Class B Advance Rate and (y) each requested borrowing of Loans shall comply with the requirements set forth in Section 2.02.  The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Loans.

(b) The Borrower will be entitled to an additional advance (the “Flex Loan”) in an amount equal to (a) the greater of (i) the Available Flex Amount and (ii) the Flex Variable Amount, plus (b) the Flex Variable Amount; provided, however, that if the Adjusted Net Rated Advance Rate as of any date of determination is greater than 85%, the Flex Loan shall be zero.  In no event shall any Flex Loan cause a Facility Advance Cap Deficiency or result in the aggregate Invested Amount of the Lenders exceeding the Facility Advance Purchase Price Cap.

(c) Upon any Ratings Requirement Bring-Down with respect to which the Rated Class A Advance Rate and/or the Rated Class B Advance Rate are reduced, the Administrative Agent may elect to cause a Class A Borrowing Request and/or Class B Borrowing Request, as applicable, to be deemed to have been submitted by the Borrower, in order to cure any Borrowing Base Deficiency (e.g., decreasing the Class A Invested Amount and increasing the Class B Invested Amount).

(d) With respect to each Borrowing Request, the Borrower shall direct the Administrative Agent to deposit in (or to direct the Account Bank to credit to) the Reserve Account such amount as required to ensure that the that amounts on deposit in the Reserve Account equal the Required Reserve Account Amount.

SECTION 2.04 Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the type thereof, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.  The Administrative Agent shall maintain at one of its offices in The City of New York a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive (absent manifest error) and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) In the absence of manifest error, the entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms hereof.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower.

SECTION 2.05 Commitment Term; Maturity Date Extension; Amortization Term.

(a) The term of the Class A Commitment hereunder (the “Class A Term”) shall be for a period commencing on the Restatement Closing Date and ending on the Funding Termination Date.  The term of the Class B Commitment hereunder (the “Class B Term”) shall be for a period commencing on the Restatement Closing Date and ending on the Funding Termination Date.

(b) Borrower may elect in writing to the Agent, on or prior to the 90th calendar day prior to the Maturity Date, to extend such Maturity Date for one additional period of 364 days (the “Amortization Term”).  The Agent will give prompt notice to each Lender of its receipt of the Borrower’s election to extend the Maturity Date and commence the Amortization Term.  If no notice of such extension is given by the Borrower to the Agent by the close of business on the 90th calendar day prior to the Maturity Date, the Agent, on behalf of the Lenders, may elect in writing by the close of business on the 60th calendar day prior to the Maturity Date to extend the Maturity Date for one additional period of 364 days and commence the Amortization Term.  The Agent will give prompt notice to the Borrower and each Lender of its election to extend the Maturity Date and commence the Amortization Term.  Notwithstanding the foregoing, if neither the Borrower nor the Administrative Agent has elected to extend the Maturity Date in accordance with this Section 2.05(b), then the Amortization Term shall not occur and the Borrower shall pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the then-effective Maturity Date.

(c) If either the Borrower or the Administrative Agent has elected to extend the Maturity Date in accordance with Section 2.05(b), then CPS and the Borrower shall take all actions necessary or advisable to ensure that (i) CPS has sold to the Borrower, and the Borrower has pledged to the Collateral Agent under the Security Agreement, Receivables in an amount sufficient to cause the Net Eligible Receivables Balance, as of the first day of the Amortization Term, to equal or exceed the Amortization Term Minimum Initial Balance, and (ii) Borrower has submitted a Borrowing Request, in proper form and content, sufficient to cause the aggregate outstanding principal amount of the Loans to be increased to the maximum possible amount based on the Net Eligible Receivables Balance following compliance with the foregoing clause (i) (such additional amount of Loans, the “Amortization Term Borrowing Amount”); provided, that if Borrower fails to submit such Borrowing Request, then on each Settlement Date during the Amortization Term, the Borrower shall pay the applicable Amortization Term Make-Whole Payment in accordance with Section 3.02(d)..

SECTION 2.06 Prepayments.

(a) The Borrower shall have the right at any time and from time to time to prepay the Loans (such prepayment to be applied ratably to all Lenders according to the aggregate outstanding principal amount for each Lender of the Type of Loans being prepaid), together with accrued interest thereon, in whole or in part, upon at least two Business Days’ prior written or facsimile notice to the Administrative Agent and to the Collateral Agent (or telephone notice promptly confirmed by written or facsimile notice); provided, however, that

(i) each partial prepayment shall be in an amount that is an integral multiple of $1,000 and not less than $250,000;

(ii) no such prepayment may occur except in connection with (A) any transfer of Receivables in connection with a Securitization Transaction pursuant to Section 7.01(z) of this Agreement, (B) any required or optional repurchase of Receivables by the Seller pursuant to Section 3.2  or 4.7 of the Sale and Servicing Agreement or (C) in compliance with Section 2.06(a)(iii);

(iii) following such prepayment, the Receivables remaining subject to the lien of the Collateral Agent represent not less than 40% of all automobile receivables originated, or acquired from Dealers, by CPS or its Affiliates in the ordinary course of business consistent with CPS’s past securitizations (and which may include receivables acquired by CPS in a clean-up call of existing CPS-sponsored securitizations, but which shall exclude receivables acquired in any bulk purchase) since the Original Closing Date and not otherwise then included in a CPS-sponsored securitization (which, for the avoidance of doubt, shall not include warehouse lines or other credit facilities that are structured as securitizations); provided, that the forgoing 40% requirement shall be reduced to 35% upon delivery to the Administrative Agent, to its reasonable satisfaction, of evidence that CPS has established an additional warehouse credit facility for a committed amount of not less than $100,000,000, which commitment amount shall represent new, increased financing capacity of CPS and its Subsidiaries over and above their financing capacity as of the date hereof based on binding commitments;

(iv) no such prepayment may occur (x) unless and until all amounts due and payable on the prior Settlement Date (or, if such prepayment date is also a Settlement Date, on such Settlement Date) in respect of Sections 5.7(a)(i) through (vi) and Sections 5.7(b)(i) through (ix)  of the Sale and Servicing Agreement have been paid in full irrespective of whether Available Funds are sufficient for this purpose or (y) if, after giving effect to such prepayment and the release of any related Collateral, a Borrowing Base Deficiency or Facility Advance Cap Deficiency shall exist; and

(v) no such prepayment shall be made during the Amortization Term without the prior written consent of the Administrative Agent.

(b) Prepayments made pursuant to this Section 2.06 shall be allocated pro rata between the Class A Loans and the Class B Loans, unless otherwise required to be allocated on a non-pro rata basis in order to cure a Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency.

(c) In the event that (i) a Class A Borrowing Base Deficiency exists on any date of determination as determined by the Administrative Agent in its sole discretion, (ii) a Class B Borrowing Base Deficiency exists on any date of determination as determined by the Administrative Agent in its sole discretion, (iii) a Facility Advance Cap Deficiency exists on any date of determination as determined by the Administrative Agent in its sole discretion, or (iv) any shortfall exists with respect to the amount then required to be on deposit in the Reserve Account, the Borrower shall prepay the Class A Loans and/or the Class B Loans, as applicable, by an amount equal to such Class A Borrowing Base Deficiency and/or Class B Borrowing Base Deficiency and/or Facility Advance Cap Deficiency, or pay such shortfall amount by paying such amount to the Administrative Agent for deposit to the Reserve Account, in each case no later than two (2) Business Days following the occurrence of such event; provided, however, that if the balance in the Collection Account is sufficient to cure any such shortfall after payment of the items set forth in Sections 5.7(a)(i) through (iv)  or Sections 5.7(b)(i) through (vi), as applicable, of the Sale and Servicing Agreement, as applicable, the Borrower may defer such prepayment until the next date on which funds are to be distributed from the Collection Account pursuant to Section 5.7(a) or (b) of the Sale and Servicing Agreement; provided further, however, that the Borrower shall also be entitled to cure any such deficiency by causing additional Contracts to be transferred to the Borrower.  On each Settlement Date as of which any portion of such Class A Borrowing Base Deficiency, Class B Borrowing Base Deficiency, Facility Advance Cap Deficiency or such shortfall amount shall remain outstanding, any amount otherwise payable to the Borrower on such Settlement Date pursuant to Section 5.7(a)(vii) or (b)(xii) of the Sale and Servicing Agreement shall instead be paid to the Administrative Agent (for the account of the Lenders) on such Settlement Date as a prepayment of the Class A Invested Amount or the Class B Invested Amount or for deposit to the Reserve Account, as applicable.  Any prepayment in respect of a Facility Advance Cap Deficiency shall be allocated first to the Class B Invested Amount and second to the Class A Invested Amount.

ARTICLE III

INTEREST AND FEES

SECTION 3.01 Interest.

(a) Subject to the provisions of Section 3.06, the Class A Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Class A Interest Rate in effect from time to time, and the Class B Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Class B Interest Rate in effect from time to time.

(b) Accrued and unpaid interest on each Loan shall be payable on each Settlement Date except as otherwise provided in this Agreement.  The interest rates applicable to the Loans shall be determined by the Administrative Agent in accordance with the applicable provisions hereof, and such determination shall be conclusive absent manifest error.

(c) In the event of a default in the payment of the principal of or interest on any Loan or any other Obligation when the same becomes due and payable, the Borrower shall pay interest on such overdue principal amount and, to the extent permitted by applicable law, on such overdue interest and any other overdue amount, for each day at a rate per annum equal to the Default Rate, accruing from the date such payment was due until such amount is paid in full.

SECTION 3.02 Fees.

(a) On the Restatement Closing Date, the Borrower and the Servicer jointly and severally shall pay to the Lenders a renewal fee in the amount of the Renewal Fee Amount.

(b) The Borrower, the Purchaser, the Seller and the Servicer shall jointly and severally pay or cause to be paid each Lender’s reasonable out-of-pocket expenses, including its legal fees, in accordance with and subject to Section 9.05.

(c) On each Settlement Date on or prior to the Funding Termination Date, the Borrower and the Servicer shall jointly and severally pay or cause to be paid to the Lenders a facility fee equal to the Facility Fee Amount for such Settlement Date.  The Facility Fee Amount due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.  The Facility Fee Amounts shall be paid, in immediately available funds, to the Administrative Agent for distribution among the Lenders.  Once paid, no Facility Fee Amount shall be refundable under any circumstances.  At least one Business Day prior to the first Settlement Date following the Restatement Closing Date, the Borrower shall deposit funds into the Collection Account sufficient to pay the Facility Fee Amount payable on such Settlement Date to the extent that funds sufficient to pay such Facility Fee Amount are not then on deposit in the Collection Account.

(d) On each Settlement Date during the Amortization Term, the Borrower and the Servicer shall jointly and severally pay or cause to be paid to the Lenders the applicable Amortization Term Make-Whole Payment (if any) for such Settlement Date.  Not later than 4:00 p.m., New York City time, one Business Day before each Settlement Date on which any Amortization Term Make-Whole Payment is due, the Administrative Agent shall provide CPS and the Borrower with notice via e-mail of the applicable Amortization Term Make-Whole Payment then due and payable, together with any supporting calculations.

SECTION 3.03 Increased Costs, etc.  The Borrower agrees to reimburse each Lender for an increase in the cost of, or any reduction in the amount of any sum receivable by a Lender, including reductions in the rate of return on a Lender’s capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in, in each case, after the date hereof, of any law or regulation, directive, guideline, accounting rule, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 3.04 and 3.05, respectively.  Each such demand shall be provided by a Lender to the Borrower in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount or return.  Such additional amounts shall be payable by the Borrower to the Lender within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.  Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for purposes of this Section 3.03, regardless of the date enacted, adopted or issued.

SECTION 3.04 Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, accounting rule, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by a Lender or any Person controlling a Lender and such Lender reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the purchases of Loans or the maintenance of the Class A Loans or the Class B Loans, as applicable, by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Lender to the Borrower, the Borrower shall pay to such Lender incremental fees sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  A statement of a Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Borrower; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.04 prior to such initial payment.  In determining such additional amount, a Lender may use any method of averaging and attribution that it shall reasonably deem applicable so long as it applies such method to other similar transactions. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for purposes of this Section 3.04, regardless of the date enacted, adopted or issued.

SECTION 3.05 Taxes.

(a) All payments by the Borrower of principal of, and interest on, the Class A Loans and the Class B Loans and all other amounts (including fees) payable by the Borrower, the Purchaser, the Seller or the Servicer hereunder or under any other Loan Document  shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding Excluded Taxes (such non-excluded items being called “Taxes”); provided that, notwithstanding anything herein to the contrary, the Borrower shall not be required to increase any amounts payable to the Lenders with respect to any Taxes that are imposed on a Lender at the time of acquisition of the Loans by a Lender.  In the event that any withholding or deduction from any payment to be made by the Borrower, the Purchaser, the Seller or the Servicer hereunder and/or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower, the Purchaser, the Seller or the Servicer, as the case may be, will:

(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the affected Lender or its agent an official receipt or other documentation evidencing such payment to such authority; and

(iii) pay to the affected Lender or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the affected Lender will equal the full amount the affected Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against a Lender with respect to any payment received by such Lender or its agent, such Lender or such agent may pay such Taxes and the Borrower, the Purchaser, the Seller or the Servicer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had not such Taxes been asserted.  The Lenders shall make all reasonable efforts to avoid the imposition of any Taxes that would give rise to an additional payment under this Section 3.05(a).

If the Borrower, the Purchaser, the Seller or the Servicer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to a Lender or its agent the required receipts or other required documentary evidence, the Borrower, the Purchaser, the Seller or the Servicer, as applicable, shall indemnify such Lender, its Affiliates and its agent, if any, for any Taxes and incremental Taxes, interest or penalties that may become payable by such Lender or its agent as a result of any such failure.  For purposes of this Section 3.05(a), a distribution hereunder by the agent for a Lender shall be deemed a payment by such Lender.

(b) Any Lender that is entitled to an exemption from or reduction of United States withholding Tax, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), prior to the Restatement Closing Date (or upon becoming a Lender) and at any time or times prescribed by Requirements of Law or reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Requirements of Law as will permit such payments to be made without United States withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to United States backup withholding or information reporting requirements.

(c) Without limiting the generality of the foregoing, if a Lender is entitled to claim an exemption or reduction from United States withholding tax, such Lender agrees with and in favor of the Administrative Agent, to deliver to Borrower (with a copy to the Administrative Agent) one of the following before receiving its first payment under this Agreement:

(i) if such Lender is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W 8BEN;

(ii) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W 8ECI;

(iii) if such Lender is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender serves as an intermediary, a properly completed and executed copy of IRS Form W 8IMY (with proper attachments); or

(iv) a properly completed and executed copy of any other form or forms, including IRS Form W 9, as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(d) Each Lender shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

SECTION 3.06 Illegality; Substituted Interest Rates.  Notwithstanding any other provisions herein, (a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for a Lender to make or maintain any Loan at the LIBOR rate as contemplated by this Agreement and the other Loan Documents, or (b) in the event that a Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor reasonable means exist for ascertaining the LIBOR rate, or (c) a Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that the applicable LIBOR rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding the Class A Loans or the Class B Loans, as applicable, based on such applicable LIBOR rate (provided that the parties hereto acknowledge and agree that such Lender shall only make such determination (i) upon giving Standard & Poor’s not less than ten (10) days’ prior written notice thereof and (ii) if the published LIBOR rate used by such Lender does not accurately reflect the actual LIBOR rate), (x) the obligation of such Lender to make or maintain the Class A Loans or the Class B Loans, as applicable, at the LIBOR rate shall forthwith be suspended and such Lender shall promptly notify the Borrower thereof (by telephone confirmed in writing) and (y) each affected Loan then outstanding, if any, shall, from and including the date that is forty-five (45) days after the Borrower’s receipt of notice from such Lender of the occurrence of any condition set forth in clauses (a), (b) or (c), or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of (i) the sum of (x) the Prime Rate and (y) the Class A Applicable Margin or the Class B Applicable Margin, as applicable, minus 3.00% and (ii) the rate of interest (including the Class A Applicable Margin or Class A Applicable Margin, as applicable) in effect on the date immediately preceding the date any event described in clause (a), (b) or (c) occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days).  If subsequent to such suspension of the obligation of a Lender to make or maintain the Class A Loans or the Class B Loans, as applicable, at the LIBOR rate (including the Class A Applicable Margin and the Class B Applicable Margin, as applicable) it becomes lawful for such Lender to make or maintain the Class A Loans or the Class B Loans, as applicable, at the LIBOR rate, or the circumstances described in clause (b) or (c) above no longer exist, such Lender shall so notify the Borrower and its obligation to do so shall be reinstated effective as of the date it becomes lawful for such Lender to make or maintain the Class A Loans or the Class B Loans, as applicable, at the LIBOR rate (including the Class A Applicable Margin and the Class B Applicable Margin, as applicable) or the circumstances described in clause (b) or (c) above no longer exist.

ARTICLE IV

COLLECTIONS AND SETTLEMENT; ACCOUNTS

SECTION 4.01 Deposit and Application of Collections.

(a)   The Borrower shall cause the Servicer, within two (2) Business Days of receipt thereof, to deposit into the Collection Account all Collections received on each Business Day, in accordance with Section 4.2(e) of the Sale and Servicing Agreement.

(b) On each Settlement Date, Available Funds on deposit in the Collection Account shall be distributed in accordance with Section 5.7 of the Sale and Servicing Agreement.

SECTION 4.02 Payments Generally.

(a) The Borrower shall make each payment (including principal of or interest on any Loans or any Facility Fee Amounts or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim.  Any funds received after that time will be deemed to have been received on the next Business Day.  Each such payment shall be made to the Administrative Agent at such place as may be designated from time to time by the Administrative Agent in writing to the Borrower and the Lenders.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Loans or any Facility Fee Amounts or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Facility Fee Amounts, if applicable.

SECTION 4.03 Collection Account.

(a) The Servicer shall establish and maintain with the Account Bank a segregated account (the “Collection Account”) in the name of the Borrower, for the benefit of the Collateral Agent, on behalf and for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent on behalf of the Secured Parties.  Except as otherwise provided in this Section 4.03, the Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof.  The Collection Account shall be at all times an Eligible Account and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.  Funds on deposit in the Collection Account shall be invested at the written direction of the Instructing Party in Eligible Investments.  Funds on deposit in the Collection Account on any Business Day, after giving effect to any withdrawals from and deposits to the Collection Account on such Business Day, shall be invested by the Account Bank at the instruction of the Instructing Party in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Business Day.  The Account Bank shall have no obligation to invest or reinvest any funds received after 11:00 a.m. (Minneapolis time) on the day of deposit.  Instructions to invest or reinvest that are received after 11:00 a.m. (Minneapolis time) will be treated as if received on the following Business Day in Minnesota.  The Account Bank shall have the power to sell or liquidate the foregoing investments whenever the Account Bank shall be required to release funds from the Collection Account pursuant to the terms hereof.  The Account Bank shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of funds on deposit in the Collection Account taken at the direction of the Instructing Party.

(b) On each Business Day, the investment earnings, if any, since the preceding Business Day on funds on deposit in the Collection Account shall be retained in the Collection Account for application in accordance with Section 5.7 of the Sale and Servicing Agreement.

SECTION 4.04 Reserve Account.

(a) The Servicer shall establish and maintain with the Account Bank a segregated account (the “Reserve Account”) in the name of the Borrower, for the benefit of the Collateral Agent, on behalf and for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.  Except as otherwise provided in this Section 4.04, the Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof.  The Reserve Account shall be at all times an Eligible Account and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties. Funds in the Reserve Account shall be withdrawn in accordance with Section 5.5 of the Sale and Servicing Agreement.  Funds on deposit in the Reserve Account on any Business Day, after giving effect to any withdrawals from and deposits to the Reserve Account on such Business Day, shall be invested by the Account Bank at the instruction of the Instructing Party in Eligible Investments that will mature so that such funds will be available for withdrawal on or prior to the following Business Day.  The Account Bank shall have no obligation to invest or reinvest any funds received after 11:00 a.m. (Minneapolis time) on the day of deposit.  Instructions to invest or reinvest that are received after 11:00 a.m. (Minneapolis time) will be treated as if received on the following Business Day in Minnesota.  The Account Bank shall have the power to sell or liquidate the foregoing investments whenever the Account Bank shall be required to release funds from the Reserve Account pursuant to the terms hereof.  The Account Bank shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of funds on deposit in the Reserve Account taken at the direction of the Instructing Party.

(b)   On each Business Day, the investment earnings, if any, since the preceding Business Day on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that amounts on deposit in the Reserve Account would otherwise be less than the Required Reserve Account Amount and otherwise shall be deposited in the Collection Account.

SECTION 4.05 Account Income.

(a)   Any and all income earned on Collateral on deposit in the Pledged Accounts as a result of the investment thereof in accordance with the terms of this Agreement and any distribution thereof will be subject to the applicable U.S. federal tax withholding and reporting laws and regulations.  Any and all income earned on Collateral on deposit in the Pledged Accounts as a result of the investment thereof in accordance with the terms of this Agreement shall be treated by the Account Bank and by the Borrower as earned by the Borrower for U.S. federal income tax purposes, and the Account Bank shall, to the extent required by U.S. federal tax laws and regulations, (i) report, or cause to be reported, to the Borrower and to the U.S. Internal Revenue Service, in the year of disbursement (on a calendar year basis in accordance with U.S. federal reporting laws and regulations), the amount of income earned on the Collateral on deposit in the Pledged Accounts (if any) in connection with the investment thereof in accordance with the terms of this Agreement, (ii) be authorized to withhold, or cause to be withheld, from the Collateral on deposit in the Pledged Accounts, including (without limitation) from any and all distributions of Collateral on deposit in the Pledged Accounts, the amount of U.S. federal withholding tax (at the withholding rate then applicable) allocable to the income earned, and the Account Bank intends to withhold the amount of the U.S. federal withholding tax unless it has been provided with evidence (satisfactory to the Account Bank) that an applicable exemption therefrom for the Borrower is available, and (iii) remit, or cause to be remitted, to the U.S. Internal Revenue Service the amount of tax so withheld and report the total amount of such withholding to the Borrower, in each case in accordance with applicable U.S. federal tax withholding and reporting laws and regulations applicable to it.

(b) Borrower will provide the Account Bank with appropriate W-9 forms for taxpayer identification certifications and any other tax related documentation reasonably requested by the Account Bank.  Notwithstanding anything contained herein to the contrary, (i) the obligations of the Account Bank under this paragraph shall survive the termination of this Agreement, provided however, that such obligations shall cease immediately upon the resignation or removal of the Account Bank, and (ii) the obligations of the Borrower under this paragraph shall survive the termination of this Agreement and the resignation or removal of the Account Bank.

(c) Citigroup Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup Inc. and its affiliates.  The Loan Documents, and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties.  Any such taxpayer should seek advice based on the taxpayer’s particular circumstances for an independent tax advisor.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01 Representations and Warranties of the Borrower.  The Borrower makes the following representations and warranties (references to the Borrower hereunder include the Purchaser), on which each Class A Lender relies in making each Class A Loan, on which each Class B Lender relies in making each Class B Loan and on which the Collateral Agent relies in receiving a security interest in the Receivables and the other Collateral related thereto under the Security Agreement.  Such representations are made as of the date of this Agreement, as of each applicable Funding Date, and after giving effect to the making of each applicable Loan (as if made as of the making of each such Loan), unless such representation or warranty expressly refers to an earlier date, in which case such representation or warranty is made as of the date of this Agreement and as of the applicable Funding Date, but speaks as of the date referenced therein, and shall survive the issuance of the Loans, the making of each Loan and the grant of a security interest in the Receivables and the other Collateral related thereto to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement.

(a) Representations and Warranties of Purchaser and Borrower under Loan Documents.  Each representation and warranty made by Page Eight Funding LLC (including any representation or warranty made by it as Purchaser or Borrower) in the Loan Documents to which it is a party is true and correct and is hereby made for the benefit of the Lenders and the Administrative Agent as if set forth herein in full.

(b) Other Obligations.  The Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Loan Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound.

(c) Regulations T, U and X.  No proceeds of any Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a “purpose credit” within the meaning of Regulation U. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(d) Investment Company Status.  The Borrower is not, nor will the consummation of the transactions contemplated by the Loan Documents cause the Borrower to be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a company “controlled” by an investment company within the meaning of the Investment Company Act.  The consummation of the transactions contemplated by the Loan Documents will not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.  The Borrower is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

(e) Full Disclosure.  The information, reports, financial statements, exhibits, schedules, officer’s certificates and other documents furnished by or on behalf of the Borrower to the Purchaser, the Seller, the Servicer, any Class A Lender, any Class B Lender, the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or any Hired NRSRO in connection with any particular Loan or the negotiation, preparation, delivery or performance of this Agreement, the Loans, the Security Agreement, the Sale and Servicing Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading.  All such financial statements fairly present the financial condition of the Borrower as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP.  On such date, the Borrower had no material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date.  There is no fact known to the Borrower, after due inquiry, that would have a Material Adverse Effect or result in a Material Adverse Change and that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing filed with the Commission or otherwise furnished to the any Class A Lender, any Class B Lender and each Hired NRSRO for use in connection with the transactions contemplated hereby or thereby.

(f) Title to Receivables.

(i) As of each Funding Date (i) each Related Receivable and the Other Conveyed Property transferred on such Funding Date has been purchased by the Borrower from the Seller in accordance with the terms of the Sale and Servicing Agreement, and the Borrower has thereby irrevocably obtained all right, title and interest in and to, is the sole owner of, and has the legal right to sell, such Related Receivable and the Other Conveyed Property, and such Related Receivable and the Other Conveyed Property has been transferred to the Borrower free and clear of any Lien other than any Lien created by this Agreement or the Security Agreement and in compliance with all Requirements of Law applicable to the Borrower; (ii) no effective financing statement or other similar instrument covering any Related Receivable of the Borrower or any Other Conveyed Property is on file in any recording office, other than in favor of the Collateral Agent for the benefit of the Secured Parties; and (iii) the Collateral includes all Receivables owned by the Borrower.

(ii) The Borrower owns and will own each item that it pledges as Collateral, free and clear of any and all Liens (including, without limitation, any tax liens), other than Liens created pursuant to this Agreement or the Security Agreement.  No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office or authorized by the Borrower, except (A) such as have been or may hereinafter be filed with respect to the Collateral pursuant to the Loan Documents, and (B) such as shall be terminated as to the Collateral no later than concurrently with the pledge of such Collateral under the Security Agreement.

(iii) The Security Agreement is effective to create, as collateral security for the Loans and the other obligations to the Lenders, a valid and enforceable Lien on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.

(iv) The Liens created pursuant to the Security Agreement (a) constitute a perfected security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, (b) are prior to all other Liens of all other Persons that may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code and (c) are enforceable as such as against all other Persons.

(v) Upon delivery of Contracts evidencing the Receivables to the Collateral Agent or its custodian in accordance with Section 2.1(a) of the Sale and Servicing Agreement, the Lien created pursuant to the Security Agreement will constitute a perfected security interest in such Contracts in favor of the Collateral Agent for the benefit of the Secured Parties, which Lien will be prior to all other Liens of all other Persons that may be perfected by possession of such Contracts under Article 9 of the Uniform Commercial Code and which Lien is enforceable as such as against all other Persons.

(vi) All financing statements and continuation statements and amendments thereto, if any, have been executed and filed that are necessary to continue and maintain the perfection of the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral and their proceeds.

(g) No Funding Termination Date.  No Funding Termination Date has occurred; nor has any fact or event occurred which, with the giving of notice or the passage of time or both, would cause a Funding Termination Date to occur.

(h) Ownership of Properties.  The Borrower has good and marketable title to any and all of its properties and assets, subject only to the Liens under the Security Agreement.

(i) Legal Counsel, etc.  The Borrower has consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Loan Documents, and the Borrower is not participating in such transactions in reliance on any representations of a Lender or its Affiliates or counsel, with respect to tax, accounting, regulatory or any other matters, other than the representations and warranties of the Lenders set forth in Section 5.03.

(j) Loan Documents.  The Borrower has furnished to the Lenders true, accurate and (except as otherwise consented to by the Lenders) complete copies of all other Loan Documents as of the date of this Agreement, all of which Loan Documents are in full force and effect as of the date of this Agreement and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date.  The Borrower is not in default under any of its obligations under the Loan Documents.

(k) Eligible Receivables.  All of the Receivables included in the Borrowing Base are Eligible Receivables.

(l) No Fraudulent Conveyance.  As of the Restatement Closing Date and immediately after giving effect to each Loan, the fair value of the assets of the Borrower is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Borrower), and the Borrower is and will be solvent, does and intends to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage.  The Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Borrower is not in default under any material obligation to pay money to any Person.  The Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Borrower or any of its assets.  The Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.  The Borrower will not use the proceeds from the transactions contemplated by this Agreement or any other Loan Document to give any preference to any creditor or class of creditors.  The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables by CPS under the Sale and Servicing Agreement.

(m) No Other Business.  The Borrower engages in no business activities other than the purchase or acquisition of the Collateral, pledging the Collateral under the Security Agreement, transferring the Collateral in connection with Securitization Transactions and in connection with whole-loan or other asset sales, issuing the Loans and other activities relating to the foregoing to the extent permitted by the organizational documents of the Borrower as in effect on the date hereof, or as amended with the prior written consent of the Administrative Agent.  Without limitation of the foregoing, the Borrower is not an Borrower of securities other than the Loans or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Loan Documents.  The Borrower is not party to any agreement, covenant or undertaking that restricts the power or authority of the Borrower, acting without the consent of any other Person, to amend, waive or otherwise modify any provision of this Agreement or any other Loan Document.

(n) No Indebtedness.  The Borrower has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Loan Documents.

(o) ERISA.  The Borrower does not maintain any Plans.  Neither the Borrower nor any Affiliate of the Borrower (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made.  All Plans maintained by the Borrower or any Affiliate are in substantial compliance with all applicable laws (including ERISA).  The Borrower is not an employer under any Multiemployer Plan.

(p) Rule 17g-5.  The Borrower has complied with the representations, certifications and covenants made to Standard & Poor’s (the “Hired NRSRO”) in connection with the engagement of the Hired NRSRO to issue and monitor a credit rating on the Class A Loans and the Class B Loans, including any certification provided to the Hired NRSRO in connection with clause (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”).  The Borrower and CPS are the sole parties responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Class A Loans and the Class B Loans.

(q) Anti-Money Laundering and Anti-Terrorism.  (1) The Borrower (a) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) has not engaged in any dealings or transactions prohibited by Section 2 of such executive order, and is not any such person in any manner violative of Section 2 of such executive order, (c) is not a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) the Borrower is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) the Borrower has not used all or any part of the proceeds, advances or other amounts or sums evidenced by the Loans or the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(r) Increased Fees and Costs.  The execution, delivery or performance of any Loan Document by the Borrower and the consummation of any transaction contemplated thereby shall not result in (i) any fees, costs, expenses or penalties payable by the Borrower or any of its Affiliates or Subsidiaries arising out of or relating to any other instrument, agreement or contract to which the Borrower or such Affiliate or Subsidiary is a party or to which its property is subject (any such instrument, agreement or contract, an “Unrelated Borrower Agreement”) or (ii) any default, event of default, event of termination, event of acceleration, trigger event or similar event under any Unrelated Borrower Agreement or otherwise breach or violate the terms of any Unrelated Borrower Agreement.

(s) Borrowing Base Certificate.  The information set forth in each Borrowing Base Certificate delivered pursuant to the terms of the Loan Documents is true and correct in all material respects as of the date delivered.

(t) Ownership of Borrower. CPS owns beneficially and of record 100% of the Class A membership interests in the Borrower free and clear of all Liens (other than the Lien granted to the Collateral Agent under the Pledge Agreement), and Folio Funding Three LLC beneficially and of record 100% of the Class B membership interests in the Borrower free and clear of all Liens; subject, however, in the case of CPS’s ownership of Folio Funding Three LLC, to the Permitted LLCP Lien. The Borrower is a disregarded entity for federal income tax purposes and no election has been made or will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.

SECTION 5.02 Representations and Warranties of CPS.  CPS makes the following representations and warranties, on which the Borrower relies in purchasing the Receivables and the Other Conveyed Property related thereto and on which each Lender relies in making its Loans.  Such representations and warranties are made as of the date of this Agreement, as of each Funding Date and after giving effect to the making of each applicable Loan (as if made as of the making of each such Loan), unless such representation or warranty expressly refers to an earlier date, in which case such representation or warranty is made as of the date of this Agreement and as of the applicable Funding Date, but speaks as of the date referenced therein, and shall survive the sale by CPS to the Purchaser of the Receivables and the Other Conveyed Property related thereto under the Sale and Servicing Agreement, the making of the Class A Loans and the Class B Loans, and the grant of a security interest in the Receivables and the other Collateral related thereto by the Borrower to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement.

(a) Representations and Warranties of CPS under Loan Documents.  Each representation and warranty made by CPS in the Loan Documents to which it is a party (including any representation and warranty made by it as Seller or Servicer) is true and correct and is hereby made for the benefit of the Lenders and the Administrative Agent as if set forth in full herein.

(b) Investment Company Status.  CPS is not, nor will the consummation of the transactions contemplated by the Loan Documents cause CPS to be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act or a company “controlled by” an investment company within the meaning of the Investment Company Act.  The consummation of the transactions contemplated by this Agreement and each other Loan Document to which CPS is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.  CPS is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

(c) No Material Adverse Effect; No Default.  (i) CPS is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have, and no provision of applicable law or governmental regulation has had or would have a Material Adverse Effect and (ii) other than the defaults set forth on Schedule C to the Sale and Servicing Agreement, CPS is not in default under or with respect to any contract, agreement, lease or other instrument to which CPS is a party and which is material to CPS’s condition (financial or otherwise), business, operations or properties, and CPS has not delivered or received any notice of default thereunder, other than such defaults as have been waived and as to which the Lenders have been provided with a copy of such waiver.

(d) Regulations T, U and X.  No proceeds of any Loan will be used, directly or indirectly, by CPS for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Loan to be a “purpose credit” within the meaning of Regulation U. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(e) Security Interest.  Notwithstanding the intent of the parties set forth in Section 2.2 of the Sale and Servicing Agreement, the Sale and Servicing Agreement is effective to create a valid and enforceable Lien on the Receivables and the Other Conveyed Property in favor of the Borrower.  The Lien created pursuant to the Sale and Servicing Agreement (a) constitutes a perfected security interest in the Receivables and the Other Conveyed Property in favor of the Borrower, (b) is prior to all other Liens (other than the Lien granted to the Collateral Agent under the Security Agreement), if any, on the Receivables and the Other Conveyed Property, and (c) is enforceable as such as against all Persons.  The Security Agreement is effective to create a valid and enforceable Lien on the Collateral in favor of the Collateral Agent.  The Pledge Agreement is effective to create a valid and enforceable Lien on the Pledged LLC Interests in favor of the Collateral Agent.  The Lien created pursuant to the Security Agreement and the Pledge Agreement, as applicable, (a) constitutes a perfected security interest in the Collateral and the Pledged LLC Interests, as applicable, in favor of the Lenders, (b) is prior to all other Liens, if any, on the Collateral or the Pledged LLC Interests, as applicable, and (c) is enforceable as such as against all Persons.  As of the Restatement Closing Date and as of each Settlement Date, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to continue and maintain the perfection of the first priority security interest (i) of the Borrower against the Seller in the Receivables and Other Conveyed Property and (ii) of the Collateral Agent against the Borrower in the Collateral and the Pledged LLC Interests.

(f) Full Disclosure.  The information, reports, financial statements, exhibits, schedules, officer’s certificates and other documents furnished by or on behalf of CPS, the Servicer, the Seller or any of their respective Affiliates to the Borrower, the Purchaser, any Class A Lender, any Class B Lender, the Administrative Agent, the Backup Servicer, the Account Bank, the Custodian or the Hired NRSRO in connection with any particular Loan or the negotiation, preparation, delivery or performance of this Agreement, the Loans and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading.  All such financial statements fairly present the financial condition of CPS or such Affiliates as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP.  On such date, neither CPS nor any of its Affiliates had any material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date.  There is no fact known to CPS or any of its Affiliates, after due inquiry, that would have a Material Adverse Effect or result in a Material Adverse Change and that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing filed with the Commission or otherwise furnished to any Class A Lender, any Class B Lender and the Hired NRSRO for use in connection with the transactions contemplated hereby or thereby.

(g) ERISA.  Neither CPS nor any of its Affiliates maintain any Plans (other than CPS’s defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan).  Neither CPS nor any of its Affiliates has any obligations or liabilities with respect to any Plans or Multiemployer Plans (other than CPS’s defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made.  All Plans maintained by CPS or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA).  CPS is not an employer under any Multiemployer Plan.

(h) Borrowing Base Certificate.  The information set forth in each Borrowing Base Certificate delivered pursuant to the terms of the Loan Documents is true and correct in all material respects as of the date delivered.

(i) Rule 17g-5.  CPS has complied with the representations, certifications and covenants made to the Hired NRSRO in connection with the engagement of the Hired NRSRO to issue and monitor a credit rating on the Class A Loans and the Class B Loans, including any certification provided to the Hired NRSRO in connection with clause (a)(3)(iii) of Rule 17g-5.  The Borrower and CPS are the sole parties responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Class A Loans and the Class B Loans.

(j) Anti-Money Laundering and Anti-Terrorism.  (1) CPS (a) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not associated with any such person in any manner violative of Section 2 of such executive order, (c) is not a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) CPS is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) CPS has not used all or any part of the proceeds, advances or other amounts or sums evidenced by the Loans or the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(k) Increased Fees and Costs.  The execution, delivery or performance of any Loan Document by CPS and the consummation of any transaction contemplated thereby shall not result in (i) any fees, costs, expenses or penalties payable by CPS or any of its Affiliates or Subsidiaries arising out of or relating to any other instrument, agreement or contract to which CPS or such Affiliate or Subsidiary is a party or to which its property is subject (any such instrument, agreement or contract, an “Unrelated CPS Agreement”) or (ii) any default, event of default, event of termination, event of acceleration, trigger event or similar event under any Unrelated CPS Agreement or otherwise breach or violate the terms of any Unrelated CPS Agreement.

(l) Funding Termination Date.  No Funding Termination Date has occurred; nor has any fact or event occurred which, with the giving of notice or the passage of time or both, would cause a Funding Termination Date to occur.

(m) Legal Counsel, etc.  CPS has consulted with its own legal counsel and Independent Accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Loan Documents, and CPS is not participating in such transactions in reliance on any representations of a Lender or its Affiliates or counsel, with respect to tax, accounting, regulatory or any other matters, other than the representations and warranties of the Lenders set forth in Section 5.03.

(n) Loan Documents.  The Borrower has furnished to the Lenders true, accurate and (except as otherwise consented to by the Lenders) complete copies of all other Loan Documents as of the date of this Agreement, all of which Loan Documents are in full force and effect as of the date of this Agreement and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date.  CPS is not default under any of its obligations under the Loan Documents.

(o) Eligible Receivables.  All of the Receivables included in the Borrowing Base are Eligible Receivables.

(p) No Fraudulent Conveyance.  As of the Restatement Closing Date and immediately after giving effect to each Loan, the fair value of the assets of the Seller is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Seller), and the Seller is and will be solvent, does and intends to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage.  The Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Seller is not in default under any material obligation to pay money to any Person.  The Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or any of its assets.  The Seller is not transferring any Receivables or Other Conveyed Property with any intent to hinder, delay or defraud any of its creditors.  The Seller will not use the proceeds from the transactions contemplated by this Agreement or any other Loan Document to give any preference to any creditor or class of creditors.  The Seller has received fair consideration and reasonably equivalent value in exchange for the sale of the Receivables and the Other Conveyed Property by it under the Sale and Servicing Agreement.

(q) No Material Adverse Effect; No Default. (i) Neither CPS nor any of its Affiliates is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect and (ii) neither CPS nor any of its Affiliates is in default under or with respect to any contract, agreement, lease or other instrument to which CPS or any of its Affiliates is a party and which is material to CPS’s or such Affiliate’s condition (financial or otherwise), business, operations or properties, and neither CPS nor any of its Affiliates has delivered or received any notice of default thereunder, other than such defaults as have been waived.  Neither CPS nor the Borrower is party to any agreement, covenant or undertaking that restricts the power or authority of CPS or the Borrower, acting without the consent of any other Person, to amend, waive or otherwise modify any provision of this Agreement or any other Loan Document.

(r) Ownership of Borrower. CPS owns beneficially and of record (i) 100% of the Class A membership interests in the Borrower free and clear of all Liens (other than the Lien granted to the Collateral Agent under the Pledge Agreement), and (ii) 100% of the membership interests in Folio Funding Three LLC free and clear of all Liens, which owns beneficially and of record 100% of the Class B membership interests in the Borrower free and clear of all Liens; subject, however, in the case of CPS’s ownership of Folio Funding Three LLC, to the Permitted LLCP Lien. The Borrower is a disregarded entity for federal income tax purposes and no election has been made or will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.

ARTICLE VI

CONDITIONS

SECTION 6.01 Conditions Precedent to Initial Loan Following the Restatement Closing Date.  Each Class A Lender will have no obligation to make the Class A Loans hereunder, and each Class B Lender will have no obligation to make the Class B Loans hereunder, unless:

(a) each of the Loan Documents shall be in form and substance satisfactory to each Lender and in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect;

(b) all conditions under Section 2.1(b) of the Sale and Servicing Agreement shall have been satisfied and all conditions set forth under Section 6.02 hereof shall have been satisfied;

(c) [reserved];

(d) the Borrower shall have paid all fees required to be paid by it on or prior to the date hereof, including all fees required under Section 3.02 hereof;

(e) the Loans made by the Lenders hereunder shall be entitled to the benefit of the security provided in the Security Agreement and shall constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f) no Material Adverse Change shall have occurred with respect to CPS or the Borrower since December 31, 2012;

(g) the Administrative Agent shall have received:

(i) a duly executed and delivered original counterpart of each Loan Document (other than any Loan Document that contemplates delivery on a date that is after the Restatement Closing Date), in form and substance satisfactory to the Lenders, each such document being in full force and effect;

(ii) certified copies of charter documents and each amendment thereto, and resolutions of (A) the Board of Directors or other governing authority of each of the Borrower and the Servicer authorizing or ratifying the execution, delivery and performance, respectively, of all Loan Documents to which it is a party, (B) the incurrence of Class A Loans and Class B Loans contemplated hereunder, and (C) the granting of the security interests contemplated under the Loan Documents, certified by the Secretary or an Assistant Secretary of each of the Borrower and the Servicer as of the Restatement Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(iii) a certificate of the Secretary or an Assistant Secretary of the Borrower and the Servicer, as applicable, certifying the names and the signatures of its officer or officers authorized to sign all transaction documents to which it is a party;

(iv) a certificate of a senior officer of CPS to the effect that the representations and warranties of CPS, the Seller and the Servicer in this Agreement and the other Loan Documents to which it is a party are true and correct as of the Restatement Closing Date, and that CPS, the Seller and the Servicer have complied in all material respects with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the date hereof;

(v) a certificate of a senior officer of the Borrower to the effect that the representations and warranties of the Borrower and the Purchaser in this Agreement and the other Loan Documents to which it is a party are true and correct as of the Restatement Closing Date and that the Borrower and the Purchaser have complied in all material respects with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the date hereof;

(vi) legal opinions (including bring-down opinions relating to true sale, non-consolidation, UCC, enforceability and corporate matters), in form and substance satisfactory to the Administrative Agent;

(vii) evidence satisfactory to the Administrative Agent of the continued effectiveness of all necessary UCC filings, search reports and lien releases (including without limitation a lien release executed and delivered by Levine Leichtman Capital Partners IV, L.P. (“LLCP IV”), in respect of the Receivables, the Borrower’s Class A Member Interests and certain other Collateral as described therein in form and substance satisfactory to the Administrative Agent);

(viii) payment of the Administrative Agent’s reasonable out-of-pocket fees and expenses in accordance with Section 3.02(b) hereof;

(ix) copies of certificates (long form) or other evidence from the Secretary of State or other appropriate authority of the States of Delaware and California, evidencing the good standing of the Borrower and the Servicer in the States of Delaware and California, in each case, dated no earlier than 15 days prior to the Restatement Closing Date;

(x) a true and correct copy of the Schedule of Defaults, Breaches and Trigger Events, in the form of Schedule C to the Sale and Servicing Agreement;

(xi) copies (which may be delivered in electronic format) of any commitment or agreement between the Borrower and the Servicer and any lender or other financial institution, other than any such commitment or agreement (or portion thereof) which the Administrative Agent specifically agrees are not required to be delivered hereunder; and

(xii) such other documents, opinions and information as the Administrative Agent may reasonably request;

(h) the Administrative Agent shall have completed to its satisfaction its due diligence review and audits of the Borrower and the Servicer and their respective management, controlling stockholders, systems, underwriting, servicing and collection operations, static pool performance and loan files;

(i) [reserved]; and

(j) the Lenders shall have received all requisite internal approvals.

SECTION 6.02 Conditions to Each Loan.  The obligation of each Class A Lender to fund any Class A Loan on any Funding Date (including the initial Class A Loan), and the obligation of each Class B Lender to fund any Class B Loan on any Funding Date (including the initial Class B Loan), shall be subject to the conditions precedent that on the date of such Loan, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

(a) the Funding Termination Date shall not have occurred and will not occur as a result of making such Loan;

(b) no default under or breach of the Sale and Servicing Agreement or any other Loan Document exists or will exist;

(c) no later than 1:00 p.m., New York City time, on (i) if such Funding Date is a Settlement Date, the day immediately preceding such Funding Date, or (ii) if such Funding Date is not a Settlement Date, on the day immediately preceding the most recent Settlement Date prior to the requested Funding Date, the Administrative Agent shall have received a properly completed Borrowing Base Certificate from the Servicer in the form of Exhibit A;

(d) no later than 1:00 p.m., New York City time, on (i) if such Funding Date is a Settlement Date, the day immediately preceding such Funding Date, or (ii) if such Funding Date is not a Settlement Date, on the day immediately preceding the most recent Settlement Date prior to the requested Funding Date, the Administrative Agent shall have received a properly completed and executed Borrowing Request, together with timely receipt of each other item required pursuant to Section 2.03 hereof;

(e) the Servicer shall have delivered to the Lenders the Servicer’s Certificate for the immediately preceding Accrual Period and Interest Period pursuant to Section 4.9 of the Sale and Servicing Agreement;

(f) such Loan shall be in an amount not less than $1,000,000;

(g) no more than two (2) Loans shall be made in the same week;

(h) after giving effect to such Loans, the Class A Invested Amount will not exceed the Class A Maximum Invested Amount and the Class B Invested Amount will not exceed the Class B Maximum Invested Amount;

(i) after giving effect to such Loans and all Related Receivables being pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement on such date, the sum of the Class A Invested Amount and the Class B Invested Amount, less the amount on deposit in the Reserve Account, will not exceed the Facility Advance Purchase Price Cap (provided, that in order to comply with the foregoing, the Borrower shall first reduce the proposed amount of Class B Loans to be borrowed prior to any reduction in the proposed amount of Class A Loans to be borrowed);

(j) the representations and warranties made by CPS, the Servicer, the Seller, the Purchaser and the Borrower in the Loan Documents are true and correct as of the date of such requested Loan, with the same effect as though made on the date of such Loan, and the Administrative Agent shall have received (I) a certificate from CPS, the Servicer and the Seller to such effect with respect to its representations and warranties and that CPS, the Servicer and the Seller have complied in all material respects with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the related Funding Date, and (II) a certificate from the Borrower and the Purchaser to such effect with respect to its representations and warranties and that the Borrower and the Purchaser have complied in all material respects with all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the related Funding Date, which certifications, in each case, may be included in the related Borrowing Request;

(k) the Collateral Agent (or its custodian) shall (in accordance with the procedures contemplated in Section 3.4 of the Sale and Servicing Agreement) have confirmed receipt of the related Receivable File for each Eligible Receivable included in the Borrowing Base calculation and shall have delivered to the Administrative Agent a Trust Receipt with respect to the Receivable Files related to the Related Receivables to be purchased on such Funding Date, or if requested by the Administrative Agent, an aggregate Trust Receipt with respect to the Receivable Files for all of the Receivables;

(l) after giving effect to such Loans and all Related Receivables being pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement on such date, there shall be no Borrowing Base Deficiency or Facility Advance Cap Deficiency;

(m) all limitations and conditions specified in Section 2.02 of this Agreement and in Section 2.1(b) of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Loan;

(n) after giving effect to such Loans, no Material Adverse Change with respect to CPS or the Borrower shall have occurred and there shall have been no Material Adverse Effect;

(o) none of the Borrower, the Purchaser, CPS, the Seller or the Servicer shall have breached any of its covenants under the Loan Documents;

(p) the Borrower shall have provided the Administrative Agent with all other information that the Administrative Agent may reasonably require upon reasonable advance notice thereof to the Borrower;

(q) all amounts due and owing to the Lenders under this Agreement and/or any of the other Loan Documents as of the immediately preceding Settlement Date shall have been paid in full;

(r) after giving effect to such Loan and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of the requested Funding Date;

(s) the Lenders shall have received each written acknowledgment then required by Section 7.01(x), to the extent not previously received;

(t) on and as of the requested Funding Date, each of the representations and warranties set forth in Section 3.1 of the Sale and Servicing Agreement is true and correct for all Related Receivables being pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement on such date and each Related Receivable is an Eligible Receivable.  No such Related Receivable was originated in any jurisdiction in which the Seller is required to be licensed in order to own such Related Receivable unless the Seller has obtained such license prior to owning such Related Receivable.  With respect to each such Related Receivable, the applicable Dealer has either been paid or received credit from Seller for all proceeds from the sale of such Related Receivable to the Seller;

(u) an amount equal to the Required Reserve Account Amount is on deposit in the Reserve Account;

(v) the Minimum Excess Spread Requirement is satisfied; and

(w) if any Receivable included in the Borrowing Base was originated by CPS in the state of Maryland or Pennsylvania, CPS shall have provided evidence to the Lenders that the Borrower has obtained all requisite licenses from the states of Maryland and Pennsylvania, as applicable.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Borrower and CPS that all conditions precedent and, to the extent then applicable, any conditions subsequent, to such Loan have been satisfied.

SECTION 6.03 Ratings Requirement.

(a) During the Term in its sole discretion, the Administrative Agent may elect to cause the Borrower to obtain a confirmation from Standard & Poor’s that the Ratings Requirement would be satisfied if issued as of the date of such request (such confirmation, a “Ratings Requirement Bring-Down”). Such election shall be made no more often than once per calendar quarter, unless the Administrative Agent has determined in its reasonable discretion that a Material Adverse Change has occurred or could reasonably be expected to occur or that general economic or market conditions have materially and adversely affected the market value or credit quality of the Loans, in which case there shall be no limit to the number of Ratings Requirement Bring-Downs.

(b) CPS, the Seller, the Servicer, the Borrower and the Purchaser each hereby acknowledge and agree that (i) it shall be the sole obligation of the Borrower and the Seller to satisfy the Ratings Requirement and the Ratings Requirement Bring-Down and not the obligation of either Agent or any Lender, (ii) although the Administrative Agent will make commercially reasonable efforts to assist the Borrower and the Seller in dealing with Standard & Poor’s in connection with satisfaction of the Ratings Requirement and the Ratings Requirement Bring-Down, neither Agent nor any Lender shall (x) be acting as an agent, fiduciary or in any other capacity on behalf of the Borrower, the Seller or any other Person, or (y) have any liability whatsoever, at law, in equity or otherwise, to any Person (including the Borrower, the Purchaser, CPS, the Seller or the Servicer) arising out of, relating to or resulting from any delay or failure in the satisfaction of the Ratings Requirement and the Ratings Requirement Bring-Down, (iii) the Borrower, the Purchaser, CPS, the Seller and the Servicer each hereby waives any and all rights, remedies, actions, causes of action, suits, liabilities and damages, whether arising at law, in equity or otherwise, that it may have or assert against the Lenders, any of their respective Affiliates or any of their or such Affiliate’s respective officers, directors, employees or agents arising out of, relating to or resulting from any such assistance so provided or any delay or failure in the satisfaction of the Ratings Requirement and the Ratings Requirement Bring-Down, and (iv) any such assistance provided to the Borrower, the Seller or any other Person by the Lenders shall not constitute a waiver of (x) the Borrower’s and the Seller’s obligation to satisfy the Ratings Requirement  and the Ratings Requirement Bring-Down in any respect, or (y) any rights or remedies of the Lenders arising out of, relating to or resulting from any delay in or failure of the Borrower or the Seller to satisfy the Ratings Requirement and the Ratings Requirement Bring-Down.  The Lenders shall be expressly entitled to rely on any legal opinions delivered to any Rating Agency in connection with obtaining or maintaining the required rating on the Loans.

The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by the Borrower and CPS that all conditions precedent and, to the extent then applicable, any conditions subsequent, to such Loan have been satisfied.

ARTICLE VII

COVENANTS

SECTION 7.01 Affirmative Covenants.

Until the Termination Date:

(a) Notice of Defaults, the Funding Termination Date, Litigation, Adverse Judgments, Etc.  CPS or the Borrower, as applicable, shall give notice to each Lender promptly:

(i) upon CPS or the Borrower, as the case may be, becoming aware of, and in any event within two (2) Business Days after, the occurrence of any Level I Trigger Event, Event of Default or any event of default or default under any other Loan Document, any Class B Member Residual Obligations (as defined in the LLC Agreement, as so defined, the “Class B Member Residual Obligations”) or any other material agreement of CPS or any Specified Affiliate of CPS;

(ii) upon CPS or the Borrower, as the case may be, becoming aware of, and in any event within two (2) Business Days after, the occurrence of the Funding Termination Date or any fact or event which, with the giving of notice or the passage of time or both, would cause the Funding Termination Date to occur;

(iii) upon, and in any event within two (2) Business Days after, service of process on CPS, the Borrower or any Specified Affiliate of CPS, as the case may be, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting CPS, the Borrower or any Specified Affiliate of CPS (x) that questions or challenges the validity or enforceability of any of the Loan Documents, (y) in which the amount in controversy exceeds $1,000,000 or (z) that, if adversely determined, would cause a Material Adverse Effect;

(iv) upon, and in any event within two (2) Business Days after, CPS or the Borrower, as the case may be, becoming aware of any event or change in circumstances that could reasonably be expected to have a Material Adverse Effect, constitute a Material Adverse Change or cause an Event of Default;

(v) upon, and in any event within two (2) Business Days after, CPS or the Borrower, as the case may be, becoming aware of entry of a judgment or decree in respect of CPS, the Borrower or any Specified Affiliate of CPS, its respective assets, any of the Collateral or any of the Pledged LLC Interests in an amount in excess of $1,000,000;

(vi) upon any governmental inquiry, whether formal or informal, or the initiation of any legal process, litigation, arbitration, or administrative, regulatory, judicial or quasi-judicial investigation against or concerning the CPS, the Borrower or any other Specified Affiliate of CPS potentially involving an amount (i) in excess of $1,000,000 or (ii) less than $1,000,000 and is otherwise material, including without limitation any putative class action; and

(vii) in advance of it forming any Plans and, upon CPS or the Borrower, as the case may be, becoming aware that it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan (other than obligations of CPS or MFN under the MFN Financial Corporation Pension Plan and under the CPS defined contribution (401(K)) plan).

Each notice pursuant to this subsection (a) shall be accompanied by a statement of an officer of CPS or the Borrower, as applicable, setting forth details of the occurrence referred to therein and stating what action CPS and the Borrower, as the case may be, have taken or propose to take with respect thereto.

(b) Taxes.  Each of CPS and the Borrower shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that CPS or the Borrower, as applicable, shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with GAAP.

(c) Continuity of Business and Compliance With Agreement and Law.  Each of CPS and the Borrower shall:

(i) preserve and maintain its legal existence;

(ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities and other Requirements of Law (including, without limitation, Consumer Laws and all environmental laws);

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office or chief operating office from the addresses referred to herein or change its jurisdiction of organization unless it shall have provided the Lenders not less than 30 days prior written notice of such change to permit the Administrative Agent to make any additional filings necessary to continue the Collateral Agent’s perfected security interest in the Collateral and the Pledged LLC Interests for the benefit of the Secured Parties ;

(v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(vi) continue in business in a prudent, reasonable and lawful manner with all licenses, rights, permits, franchises and qualifications necessary to perform its respective obligations under this Agreement, the Sale and Servicing Agreement, the Loans and the other Loan Documents.

(d) Ownership of the Borrower.  CPS shall own beneficially and of record 100% of the Class A Member Interests (as defined in the LLC Agreement) of the Borrower free and clear of all Liens (other than the Lien granted to the Collateral Agent under the Pledge Agreement).  CPS shall own beneficially and of record 100% of the membership interests in Folio Funding Three LLC free and clear of all Liens, which shall own beneficially and of record 100% of the Class B membership interests in the Borrower free and clear of all Liens; subject, however, in the case of CPS’s ownership of Folio Funding Three LLC, to the Permitted LLCP Lien. The Borrower shall at all times be a disregarded entity for federal income tax purposes and no election will be made to treat the Borrower as a corporation or an association taxable as a corporation for federal income tax purposes.

(e) Borrowing Base Certificates.  The Borrower shall deliver to the Administrative Agent, together with each Borrowing Request, a Borrowing Base Certificate in accordance with Section 2.03(a) hereof.

(f) Collateral Statements.  The Borrower will furnish or cause to be furnished to the Lenders, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as a Lender may reasonably request, all in reasonable detail, including without limitation each statement, certificate and report required to be delivered to the Administrative Agent, the Hired NRSRO or the Lenders under any Loan Document.

(g) Actions to Enforce Rights.  CPS and the Borrower shall take such reasonable and lawful actions as the Administrative Agent shall request to enforce the rights of the Lenders under the Loan Documents with respect to the Collateral and the Pledged LLC Interests, and, following the occurrence of an Event of Default, shall take such reasonable and lawful actions as are necessary to enable the Administrative Agent to exercise such rights in its own name.

(h) [Reserved]

(i) Servicer’s Certificate.  The Borrower shall, or shall cause the Servicer (so long as CPS is Servicer) to, deliver to the Lenders, the Administrative Agent, the Account Bank and the Backup Servicer, no later than 1:00 p.m., New York City time, one Business Day before each Settlement Date, in a computer readable format reasonably acceptable to each such Person, a Servicer’s Certificate executed by a Servicing Officer or agent of Servicer containing all information required to be included in such Servicer’s Certificate under Section 4.9 of the Sale and Servicing Agreement and related monthly or weekly data (as applicable).  The Borrower shall, or shall cause the Servicer (so long as the CPS is Servicer) to, deliver to each Lender, the Administrative Agent, the Account Bank and the Backup Servicer a hard copy of any such Servicer’s Certificate upon request of such Person.

(j) Separate Existence; No Commingling.  The Borrower shall limit its activities to such activities as are incident to and necessary or convenient to accomplish the following purposes:  (i) to acquire, own, hold, pledge, finance and otherwise deal with Receivables to be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and in accordance with the Loan Documents and (ii) to sell, securitize or otherwise liquidate all or any portion of such Receivables in accordance with the provisions of the Loan Documents.  In addition, until the Termination Date, the Borrower shall observe and comply with the applicable legal requirements for the recognition of the Borrower as a legal entity separate and apart from its Affiliates, including without limitation, those requirements set forth in Section 9(b)(iv) of the Borrower’s Limited Liability Company Agreement.  Without limiting the foregoing, the Borrower shall, and CPS shall cause itself and any other Affiliates of the Borrower to, maintain the truth and accuracy of all facts assumed by Andrews Kurth LLP in the true sale and non-consolidation opinions of Andrews Kurth LLP; provided that in the event that any request is made for the Lenders to consent to or approve any matter that, if effectuated or consummated, would result in a change to the continuing truth and accuracy of any of the factual assumptions in the true sale or non-consolidation opinions of Andrews Kurth LLP, such request shall be accompanied by an opinion of Andrews Kurth LLP, or such other counsel as may be reasonably satisfactory to the Lenders, that the conclusions set forth in the true sale and non-consolidation opinions of Andrews Kurth LLP will be unaffected by such change.

(k) Other Liens or Interests.  Except for the conveyances under the Sale and Servicing Agreement and the other Loan Documents, CPS shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Receivables or the Other Conveyed Property.  Except for the pledges pursuant to the Security Agreement and the other Loan Documents, the Borrower shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Collateral or the Pledged LLC Interests.  CPS and the Borrower shall, at their own expense, defend (i) the Collateral and the Pledged LLC Interests against, and will take such other action as is necessary to remove, any Lien, security interest or claim on, in or to the Collateral or the Pledged LLC Interests, other than the security interests created under the Loan Documents, and (ii) the right, title and interest of each Lender in and to any of the Collateral and the Pledged LLC Interests.

(l) Books and Records; Other Information.

(i) Each of CPS and the Borrower shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).  CPS shall maintain accurate and complete books and records with respect to the Receivables and the Other Conveyed Property and with respect to CPS’s business.  The Borrower shall maintain accurate and complete books and records with respect to the Collateral and the Borrower’s business.  All accounting books and records shall be maintained in accordance with GAAP.

(ii) CPS and the Borrower shall, and shall cause each of their respective Affiliates to, permit any representative of the Administrative Agent to visit and inspect any of the properties of CPS, the Borrower and such Affiliates and to examine the books and records of CPS or the Borrower and such Affiliates, as applicable, and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of CPS or the Borrower and each such Affiliate, as applicable, or any of the Collateral or the Pledged LLC Interests with the officers and Independent Accountants thereof and as often as the Administrative Agent may reasonably request, and so long as no Default or Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable written notice; provided that, after a Default or Event of Default shall have occurred and be continuing, the Administrative Agent may make such inspections, examine such documents, make such copies, take such extracts and conduct such discussions at such times as it may determine in its reasonable discretion during CPS’s and the Borrower’s normal business hours.

(iii) Each of CPS and the Borrower shall promptly provide to the Administrative Agent all information regarding its respective operations and practices, the Collateral and the Pledged LLC Interests as the Administrative Agent shall reasonably request.

(iv) CPS shall maintain its computer systems so that, from and after the time of each sale of Receivables under the Sale and Servicing Agreement to the Borrower, CPS’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold by CPS to the Borrower and that such Receivable has been pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.  Indication of the Collateral Agent’s interest in such Receivable shall be deleted from or modified on CPS’s computer systems when, and only when, the Receivable shall have been released from the Lien of the Security Agreement in accordance with the terms of the Security Agreement, and indication of the Borrower’s interest in such Receivable shall be deleted from or modified on CPS’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased from the Borrower by CPS (or transferred to CPS pursuant to Section 5.10 of the Sale and Servicing Agreement).

(v) Upon request, CPS shall furnish to a Lender, within five (5) Business Days, (x) a list of all Receivables (by contract number and name of Obligor) then owned by the Borrower, together with a reconciliation of such list to the Schedule of Receivables, and (y) such other information as such Lender may reasonably request.

(vi) If at any time CPS shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile, van, sport utility vehicle or light duty truck receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, and if CPS shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from back-up archives, collectively “data records”) that refer in any manner whatsoever to any Receivable, such data records shall indicate clearly that such Receivable has been sold by CPS to the Borrower and pledged by the Borrower to Collateral Agent for the benefit of the Secured Parties unless such Receivable shall have been released from the Lien of the Security Agreement in accordance with the terms of the Security Agreement and shall have been paid in full or repurchased from the Borrower by CPS.

(m) Fulfillment of Obligations.  Each of CPS and the Borrower shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of CPS or the Borrower, as applicable.

(n) Compliance with Laws, Etc.  Each of CPS and the Borrower shall, and CPS shall cause each of its Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Loan Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Receivables.

(o) Compliance with Loan Documents.  CPS, in its capacity as Seller and Servicer, or otherwise, shall comply with each of its covenants contained in the Loan Documents.  The Borrower and the Purchaser, in their capacities as such or otherwise, shall comply with each of their respective covenants contained in the Loan Documents.

(p) Financing Statements.  At the request of the Administrative Agent, CPS and the Borrower shall file such financing statements as the Administrative Agent determines may be required by law to perfect, maintain and protect the interest of the Lenders in the Collateral, the Pledged LLC Interests and the proceeds thereof.

(q) Payment of Fees and Expenses.  CPS and the Borrower shall pay to each Lender, on demand, any and all fees, costs or expenses that such Lender pays to a bank or other similar institution arising out of or in connection with the return of payments from CPS or the Borrower deposited for collection by such Lender.

(r) Financial Statements and Access to Records.  CPS shall provide the Lenders with quarterly unaudited financial statements within forty-five (45) days of the end of each of CPS’s first three fiscal quarters, and CPS will provide the Lenders with audited financial statements within ninety (90) days of each of CPS’s fiscal year-end audited by Independent Accountants.  If and when requested by the Administrative Agent (but not before), within 30 days after the end of each calendar month prior to the termination of the Loan Documents, CPS shall provide the Administrative Agent with unaudited monthly financial statements for the immediately preceding calendar month.  CPS shall deliver to the Lenders with each financial statement a certificate by CPS’s chief financial officer, certifying that such financial statements are complete and correct in all material respects and that, except as noted in such certificate, such chief financial officer has no knowledge of any Default, Event of Default, Servicer Termination Event or the occurrence of any Funding Termination Date.  Notwithstanding the foregoing, CPS shall have no obligation to deliver any of the foregoing financial statements to the Lenders for so long as CPS is subject to, and in compliance with, the reporting requirements under Section 13(a) of the Exchange Act.  In connection with each report filed by CPS under Section 13(a) of the Exchange Act until the Termination Date, CPS shall be deemed to have represented and warranted to the Lenders that, as of the related filing date, the financial statements contained in such report are complete and correct in all material respects and that, unless otherwise specified in such report, CPS has no knowledge of any Default, Event of Default, Servicer Termination Event or the occurrence of any Funding Termination Date as of such filing date.

(s) Litigation Matters.  CPS shall notify the Lenders in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding not otherwise disclosed in CPS’s most recent Form 10-K filed with the Securities and Exchange Commission (under the heading “Legal Proceedings”), in each case potentially involving an amount (i) in excess of $1,000,000 or (ii) less than $1,000,000 if otherwise material, including without limitation any putative class action or any other proceeding which may reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change.

(t) Cooperation.  To the extent, if any, that any rating provided with respect to the Loans by Standard & Poor’s is conditional upon the furnishing of documents or the taking of any actions by the Borrower, the Purchaser, the Seller, the Servicer or CPS, the Borrower, the Purchaser, the Seller, the Servicer or CPS, as the case may be, shall furnish such documents and take any such other actions.

(u) Adjusted Tangible Net Worth.  CPS shall maintain minimum Adjusted Tangible Net Worth of the sum of (i) negative $15,000,000, plus (ii) 50% of positive (a) pre-tax income for each fiscal quarter after December 31, 2011, up until the quarter in which the net deferred tax asset is greater than or equal to $35 million and (b) net income thereafter, measured as of the end of each fiscal quarter.  Any additional interest expense caused by derivative accounting treatment for any warrants issued by CPS shall be factored out of the positive net income in clause (ii) above.

(v) [Reserved].

(w) Liquidity.  CPS shall maintain unrestricted cash and cash equivalents of at least $8.5 million as of the end of each calendar month.

(x) LLC Agreement and Class B Member Interests.  Each of the Borrower, the Purchaser, the Seller, the Servicer and CPS hereby covenants and agrees to be bound by and to comply with the terms of the LLC Agreement including, without limitation, Sections 21 and 36 thereof.  CPS hereby covenants and agrees to cause each holder of the Class B Member Interest (as defined in the LLC Agreement, as so defined, the “Class B Member Interest”), other than Folio Funding Three LLC, and each Class B Member Residual Obligations obligee to provide the Administrative Agent, immediately prior to or contemporaneously with such Class B Member accepting its Class B Member Interest or the issuance of such Class B Member Residual Obligations, respectively, a written acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that it has reviewed and understands the LLC Agreement and the Consent and Agreement, that it is bound by the LLC Agreement and the Consent and Agreement, and that it has consulted with its own legal, regulatory, business, investment and financial advisers in connection therewith.  All distributions made by the Borrower to any holder of a Class B Member Interest shall be subject to the provisions of Section 21(g) of the LLC Agreement.

(y) Rule 17g-5.  Each of Borrower and CPS will comply with the representations, certifications and covenants made by it in each engagement letter with the Hired NRSRO, including any representation, certification or covenant provided to the Hired NRSRO in connection with Rule 17g-5, and will make accessible (subject to confidentiality agreements in form and substance reasonably satisfactory to CPS and as may be permitted under Rule 17g-5) to any non-hired nationally recognized statistical rating organization all information provided to each Hired NRSRO in connection with the issuance and monitoring of the credit ratings on the Loans in accordance with Rule 17g-5.

(z) Access to Capital Markets.  The Borrower and CPS shall engage in Securitization Transactions no less often than once every 120 days, with the measurement commencing on the Restatement Closing Date, each of which Securitization Transaction shall include Receivables in an amount relatively proportionate to all automobile receivables being securitized in such Securitization Transaction.

(aa) Reserve Account.  An amount equal to the Required Reserve Account Amount shall be maintained on deposit in the Reserve Account.

(bb) Continuation of and Change in Businesses. CPS shall cause each of its Excluded Subsidiaries to continue to engage in the same business or businesses it engaged in on the Original Closing Date; provided, however, any of such Excluded Subsidiaries may be dissolved or liquidated by CPS at any time.

(cc) Excess Spread.  The Minimum Excess Spread Requirement shall at all times be satisfied.

(dd) Insurance.  CPS shall maintain such insurance as is generally acceptable to prudent institutional investors and usual and customary for similar companies in its industry.

(ee) Minimum Sales Covenant.  As of the last day of each Accrual Period during the Term, CPS shall have sold to the Purchaser, for inclusion in the Collateral, not less than 40% of all automobile receivables originated or acquired from Dealers by CPS or its Affiliates in the ordinary course of business consistent with CPS’s past securitizations (and which may include receivables acquired by CPS in a clean-up call of existing CPS-sponsored securitizations, but which shall exclude receivables acquired in any bulk purchase) during such Accrual Period and the immediately preceding Accrual Period (i.e., measured on a two-month rolling basis); provided, that the first test date of the covenant described in this Section 7.01(ee) shall be June 30, 2012; provided, further, that the forgoing 40% requirement shall be reduced to 35% upon delivery to the Administrative Agent, to its reasonable satisfaction, of evidence that CPS has established an additional warehouse credit facility for a committed amount of not less than $100,000,000.

SECTION 7.02 Negative Covenants.  Until the Termination Date:

(a) Adverse Transactions.  Neither CPS nor the Borrower shall enter into any transaction that adversely affects the Collateral, the Pledged LLC Interests, any Lender’s rights under this Agreement, the Loans or any other Loan Document, the Borrower’s interest in the Receivables and the Other Conveyed Property pursuant to the Sale and Servicing Agreement, the Collateral Agent’s security interest in the Collateral pursuant to this Agreement, or that could reasonably be expected to result in a Material Adverse Change with respect to the Borrower or CPS or a Material Adverse Effect.  Neither CPS nor the Borrower shall enter into, and CPS shall not permit Folio Funding Three LLC to enter into, any agreement, covenant or undertaking that restricts the power or authority of CPS or the Borrower, acting without the consent of any other Person, to amend, waive or otherwise modify any provision of this Agreement or any other Loan Document.

(b) Guarantees.  The Borrower shall not guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any other Person.

(c) Dividends.  The Borrower shall not declare or pay any dividends except (i) to the extent of funds legally available therefor from payments received by the Borrower pursuant to Section 5.7 of the Sale and Servicing Agreement, or (ii) pursuant to Section 5.10 of the Sale and Servicing Agreement, in each case in compliance with the last sentence of Section 7.01(x) of this Agreement.  Notwithstanding the foregoing, the Borrower shall not declare or pay any dividends on any date as of which a Default or an Event of Default shall have occurred and is continuing.

(d) Investments.  The Borrower shall not make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business or in connection with the future securitization of Receivables.

(e) Changes in Capital Structure or Business Objectives of the Borrower.  The Borrower shall not do any of the following if it will adversely affect the payment or performance of, or the Borrower’s ability to pay and/or perform, its obligations to the Lenders with respect to this Agreement or any other Loan Document to which it is a party, or the Loans, or if it could reasonably be expected to result in a Material Adverse Change with respect to the Borrower or CPS or a Material Adverse Effect:  (i) cancel any of the membership interests in the Borrower, (ii) make any change in the capital structure of the Borrower, or (iii) make any material change in any of its business objectives, purposes or operations that would adversely affect the payment or performance of, or the Borrower’s ability to pay and/or perform, its obligations to the Lenders with respect to this Agreement or any other Loan Document to which it is a party, or the Loans.

(f) Asset Sales.  The Borrower will not sell any Receivables or other Collateral related thereto if, following such sale, a Class A Borrowing Base Deficiency, a Class B Borrowing Base Deficiency or a Facility Advance Cap Deficiency would exist after giving effect to the application of proceeds of such sale; provided that the foregoing shall not prohibit a foreclosure sale by or on behalf of the Lenders upon the occurrence of an Event of Default.

(g) No Liens on Equity Interests in the Borrower.  CPS shall not grant or otherwise create any Lien on the Class A Member Interests (as defined in the LLC Agreement) in the Borrower (or any other equity interest in the Borrower, including the Class B Member Interest) without the prior written consent of the Administrative Agent (other than the Lien granted to the Collateral Agent under the Pledge Agreement).  Except for the Permitted LLCP IV Lien, CPS shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on or any interest in the membership interests in Folio Funding Three LLC or the residual economic interest in the Receivables represented thereby.

(h) No Indebtedness.  The Borrower will not at any time incur any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Loan Documents.

(i) No Other Business.  The Borrower will not at any time engage in any other business activities than the purchase of the Receivables and the Other Conveyed Property, pledging the Receivables and the other Collateral to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, transferring the Receivables and the Other Conveyed Property in connection with Securitization Transactions and in connection with whole-loan sales, issuing the Loans and other activities relating to the foregoing to the extent permitted by the organizational documents of the Borrower as in effect on the date hereof, or as amended with the prior written consent of the Administrative Agent.  Without limitation of the foregoing, the Borrower will not at any time be an Borrower of securities other than the Loans or a borrower under any loan or financing agreement, facility or other arrangement other than the facilities established pursuant to this Agreement and the other Loan Documents.

(j) No Amendment to Borrower’s Operating Agreement or any Loan Document without Consent.  Neither the LLC Agreement or Certificate of Formation of the Borrower, nor any Loan Document, shall be amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent.  The Borrower shall not permit any of its members to resign without the prior written consent of the Administrative Agent.  CPS shall not resign as the member of Folio Funding Three LLC without the prior written consent of the Administrative Agent.

(k) Transactions with Affiliates.  The Borrower shall not enter into, or be a party to, any transaction with any of its Affiliates, except in accordance with the requirements set forth in Section 9(b)(iv) of the LLC Agreement.

(l) Protection of Title to Collateral.  None of the Seller, the Servicer, the Purchaser, the Borrower or CPS shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed with respect to the Collateral or the Pledged LLC Interests seriously misleading within the meaning of Section 9-506(a) of the UCC, unless it shall have given each Lender at least 30 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(m) Level II Triggers.  No Level II Trigger Event shall occur.

(n) Anti-Money Laundering and Anti-Terrorism.  Neither CPS nor the Borrower (a) shall become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) shall engage in any dealings or transactions prohibited by Section 2 of such executive order, nor shall it otherwise become associated with any such person in any manner violative of Section 2 of such executive order, (c) shall become a person on the list of Specially Designated Nationals and Blocked Persons, (d) shall become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, (e) shall fail to comply, in all material respects, with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (2) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), or (f) shall use all or any part of the proceeds, advances or other amounts or sums evidenced by the Loans or the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(o) Further Covenants. Without prior written consent of the Administrative Agent, none of CPS, the Borrower or any other Affiliate of CPS will: (i) assign, sell, transfer, pledge or grant any security interest in or Lien on any of the Collateral to anyone except the Collateral Agent for the benefit of the Secured Parties, permit any financing statement or assignment (except for any assignments in favor of the Collateral Agent for the benefit of the Secured Parties) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Collateral, except as contemplated by this Agreement.

(p) Independent Manager. The Borrower shall not fail at any time to have at least one (1) “Independent Manager” as such term is defined in the LLC Agreement on the Original Closing Date; provided, that upon the death or incapacity of such Independent Manager, the Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Manager; provided, further, that the Borrower shall cause the Independent Manager not to resign until a replacement independent manager has been appointed; and provided, further, that before any Independent Manager is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death of incapacity of such Independent Manager), the Borrower shall provide written notice to the Administrative Agent no later than five (5) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Manager.

ARTICLE VIII

EVENTS OF DEFAULT; THE AGENTS

SECTION 8.01 Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default by the Borrower in the payment of (A) any interest on the Loans, which default continues for a period of two (2) Business Days after its due date and (B) any amount in excess of $50,000 due to the Administrative Agent, in such capacity, pursuant to the Loan Documents, when the same becomes due and payable, which default continues for a period of two (2) Business Days;

(ii) default by the Borrower in the payment of the principal of or any installment of the principal of any Loan (other than a Borrowing Base Deficiency or Facility Advance Cap Deficiency) when the same becomes due and payable;

(iii) default in the observance or performance of any covenant or agreement of the Borrower, the Purchaser, the Seller, the Servicer or CPS made in any Loan Document which failure materially and adversely affects the rights of the Administrative Agent or any of the Lenders (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with and other than the failure by the Seller or the Servicer to repurchase any Receivable in accordance with the terms of the Sale and Servicing Agreement), or any representation or warranty of the Borrower, the Purchaser, the Seller, the Servicer or CPS made in any Loan Document or in any certificate or other writing delivered pursuant to any Loan Document or in connection therewith (including any Servicer’s Certificate or any Borrowing Base Certificate with respect to the Highest Priority Class) proving to have been incorrect in any material respect as of the time when the same shall have been made or deemed to have been made and such incorrectness materially and adversely affects the Purchaser, the Administrative Agent or any Lender, and such default (i) is curable by payment of money and continues unremedied for a period of five (5) Business Days from the earlier of knowledge of, or written notice to the Borrower, the Purchaser, the Seller, the Servicer or CPS, (ii) is curable by means other than payment of money and continues unremedied for a period of fifteen (15) Business Days from the earlier of knowledge of, or written notice to, the Borrower, the Purchaser, the Seller, the Servicer or CPS, or (iii) is not curable (it being acknowledged and agreed by the Borrower that any breach of a financial covenant is not curable); provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to eligibility of any Receivable on the Restatement Closing Date or any related Funding Date to the extent the Seller has repurchased such Receivable in accordance with the provisions of the Sale and Servicing Agreement;

(iv) the failure by the Seller or the Servicer to repurchase any Receivable in accordance with the terms of the Sale and Servicing Agreement;

(v) an Insolvency Event with respect to CPS, the Borrower, the Purchaser, the Seller or the Servicer shall have occurred;

(vi) a Borrowing Base Deficiency or Facility Advance Cap Deficiency shall exist and not be cured within five (5) Business Days after written notice to Borrower of such event;

(vii) (A)(1) the Collateral or any other material assets of the Borrower, CPS or any Specified Affiliate are attached, seized, levied upon or subjected to a writ or distress  warrant, or come within the possession of any receiver, trustee, custodian or assignee, for the benefit of the Borrower, CPS or any Specified Affiliate and the same is  not paid, dissolved or dismissed within forty-five (45) days thereafter or (2) after service on CPS of notice thereof, an application is made by any Person other than the Borrower, CPS or any Specified Affiliate for the appointment of a receiver, trustee, or custodian for the Collateral or a material portion of the assets of the Borrower, CPS or any Specified Affiliate and the same is not dismissed within forty-five (45) days after the application thereof; or (B) the Borrower, CPS or any Specified Affiliate shall have concealed, removed or permitted to be concealed or removed any portion of its property with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or other similar law;

(viii) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or any material portion of the assets of the Seller, the Servicer or CPS and such Lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Purchaser, the Servicer or the Seller and such Lien shall not have been released within 30 days;

(ix) (A) any Loan Document or any Lien granted thereunder by the Borrower, the Servicer, the Purchaser, the Seller or CPS shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Servicer, the Purchaser, the Seller or CPS; or (B) the Borrower, the Servicer, the Purchaser, the Seller or CPS or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Loan Document;

(x) a Servicer Termination Event shall have occurred;

(xi) the Borrower, CPS or any Specified Affiliate shall fail to pay any money due under any other agreement, note, indenture or instrument evidencing, securing, guaranteeing or otherwise relating to indebtedness of the Borrower, CPS or such Subsidiary, which failure to pay constitutes an event of default under any such agreement, note, indenture or instrument or constitutes a default thereunder and such event of default or default (i) results in the acceleration of any debt owed by the Borrower, CPS or such Subsidiary, and (ii) continues unremedied for a period of three (3) Business Days after the cure period for the related indebtedness; or the Borrower, CPS or any Subsidiary shall otherwise fail to perform or observe any term, covenant, agreement or representation and warranty under any such other agreement, note, indenture or instrument, which failure constitutes an event of default under any such agreement, note, indenture or instrument or constitutes a default thereunder and such event of default or default shall result in the acceleration of such indebtedness; or any other event under any such agreement or instrument shall occur or condition shall exist if the effect of such event or condition is to accelerate the maturity of such indebtedness; provided that, if such indebtedness is solely indebtedness of CPS or any Specified Affiliate (and not in whole or in part indebtedness of the Borrower), such accelerated indebtedness must be in an aggregate amount of at least $1,000,000 in order for an event described in this clause (xi) to constitute an Event of Default;

(xii) (A) a Change of Control shall occur with respect to the Borrower, CPS or any Subsidiary unless the Administrative Agent shall have expressly consented to such Change of Control in writing or unless the Secured Obligations shall have been indefeasibly repaid in full and the Loan Documents have been terminated, or (B) the Administrative Agent, in its reasonable, good faith judgment, determines that there has been a Material Adverse Effect or a Material Adverse Change;

(xiii) the Borrower shall become an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act;

(xiv) any final judgment or ruling shall have been rendered against, or any settlement entered into by, CPS or any Specified Affiliate, excluding the Borrower, which judgment, ruling or settlement exceeds, in the aggregate, $6,000,000 or any final judgment or ruling shall have been rendered against the Borrower or the Purchaser; provided, in either case, that such final judgment, ruling or settlement shall have remained unpaid, and enforcement thereof shall have remained unstayed and unbonded, for a period in excess of 30 days from the date of entry of such judgment or ruling or the date of effectiveness of such settlement;

(xv) the Collateral Agent shall for any reason fail to have a first priority perfected security interest in the Collateral for the benefit of the Secured Parties;

(xvi) (i) the Borrower, CPS or any Affiliate shall have at any time during the Term been in default or termination under any servicing agreements which resulted in termination of servicing with respect to more than one (1) outstanding Securitization Transaction that is not subject to a “Default” with respect to a material breach or an “Event of Default” as such terms are  defined under the related Securitization Transaction documents, or (ii) the Borrower, CPS or any Affiliate shall have at any time during the Term resigned as servicer on any outstanding Securitization Transaction in its total managed portfolio, other than any Securitization Transaction sponsored by SeaWest Financial Corporation or its Affiliates;

(xvii) any of the Loan Documents shall be terminated or cease to be in full force or effect without the consent of the Administrative Agent; provided, however, in the case of the termination of the Lockbox Agreement, an Event of Default shall occur only upon failure of the Seller or the Borrower to obtain a successor arrangement and account reasonably acceptable to the Administrative Agent within five (5) days of such termination;

(xviii) (A) a final, nonappealable judgment by any competent court in the United States of America for the payment of money in an amount in excess of $1,000,000 shall be rendered against the Borrower, CPS or any Specified Affiliate and the same remains undischarged and unstayed for a period of thirty (30) days after the entry thereof, or (B) the Borrower, CPS or any Specified Affiliate shall pay an amount in excess of the applicable Litigation Threshold in connection with the settlement of any action filed in any competent court in the United States of America;

(xix) the balance on deposit in the Reserve Account shall be less than the Required Reserve Account Amount for more than two (2) Business Days after written notice to the Borrower of such event;

(xx) a Level II Trigger Event shall occur;

(xxi) default in the payment of the outstanding principal balance of the Loans and any accrued and unpaid interest thereon on the Maturity Date; or

(xxii) the Agent has delivered written notice to the Borrower that CPS has failed to deliver to the Agent no later than September 6, 2013, a confirmation from Standard & Poor’s that the Ratings Requirement remains satisfied following execution and delivery of this Agreement.

SECTION 8.02 Remedies.  If an Event of Default has occurred and is continuing, then, and in every such event (other than an event described in Section 8.01(a)(v)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders of the Highest Priority Class shall, by written notice to the Borrower, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Facility Fee Amounts and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; the Commitments shall automatically terminate; and in any event described in Section 8.01(a)(v), the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Facility Fee Amounts and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 8.03 The Administrative Agent and the Collateral Agent.

(a) Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

(b) The financial institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with CPS or the Borrower or other Affiliate thereof as if it were not an Agent hereunder.

(c) Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise upon receipt of instructions in writing by the Majority Lenders of the Highest Priority Class, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the financial institution serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.  Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders of the Highest Priority Class or in the absence of its own gross negligence or willful misconduct.  Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person.  Each Agent may also, but shall not be required to, rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.

(f) Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Majority Lenders of the Highest Priority Class shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders of the Highest Priority Class and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution or apply to a court of competent jurisdiction for the appointment of a successor Agent and other applicable relief.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After an Agent's resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

(g) Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

(h) Notwithstanding anything contained herein or in any Loan Document, any provisions of the Loan Documents (including the Security Agreement) which empower and/or entitle the Collateral Agent to take action or refrain from taking action, in each case with respect to the Collateral, shall not impose or be deemed to impose on the Collateral Agent an obligation to act independently from the instructions of the Administrative Agent (acting on behalf of the Lenders) or to monitor the contingencies that may give rise to the exercise of such power or entitlement.  The Collateral Agent shall not be required to make any calculation contemplated in this Agreement, is authorized to rely on any calculation performed by the Servicer or the Administrative Agent and shall not have any obligation to verify the accuracy thereof.

(i) The Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.  The Collateral Agent shall not be under any duty to give any property held by it as Collateral Agent any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed by the Instructing Party (which instructions may be standing instructions).  Uninvested funds held hereunder shall not earn or accrue interest.

(j) None of the Agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(k) All instructions to the Collateral Agent required under the Loan Documents shall be delivered to the Collateral Agent in writing executed by an Authorized Person (as hereinafter defined) of the Administrative Agent, the Servicer, or the Borrower (as the case may be).  Prior to the execution of any such instructions, the identity of such Authorized Persons, as well as their specimen signatures, titles, telephone numbers and e-mail addresses, shall be delivered to the Collateral Agent in a form acceptable to the Collateral Agent and shall remain in effect until the applicable party notifies the Collateral Agent of any changes thereto (the person(s) so designated from time to time, the “Authorized Persons”).  The Collateral Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) specified to the Collateral Agent from time to time by an Authorized Person and the Collateral Agent may rely upon the confirmations of any one purporting to be the person(s) so designated.  To ensure the accuracy of the instructions it receives, the Collateral Agent may record such call backs.  If the Collateral Agent is unable to verify the instructions, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instructions until all issues have been resolved to its satisfaction.  Each of the parties to this Agreement agrees that the above constitutes a commercially reasonable security procedure.

(l) To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened, the Agents will ask for information that will allow them to identify relevant parties.  The Borrower and Servicer hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Agents.

(m) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank", or "Citigroup" or "Citi" by name in its capacity as Collateral Agent or the rights, powers, or duties of the Collateral Agent under the Loan Documents shall be issued by any parties hereto, or on such party's behalf, without the prior written consent of the Collateral Agent.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.01 Amendments.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by CPS, the Seller, the Servicer, the Purchaser, the Borrower or any Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by CPS, the Borrower and the Administrative Agent; provided, that no such amendment or waiver that adversely affects rights or obligations of the Account Bank, the Backup Servicer or the Custodian hereunder shall be effective against the Account Bank, the Backup Servicer or the Custodian, as applicable, unless such Person shall have given its prior written consent thereto.  CPS shall furnish five (5) days’ prior written notification to Standard & Poor’s of the substance of any such waiver, amendment, modification or consent.

SECTION 9.02 No Waiver; Remedies.  Any waiver, consent or approval given by the Administrative Agent or any party hereto (other than any waiver, consent or approval which is contemplated by the express terms of this Agreement or any other Loan Document) shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement or any other Loan Document shall be deemed a waiver of any other breach or default.  No failure on the part of the Administrative Agent or any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right.  Any waiver consent or approval given by the Administrative Agent under this Agreement or any other Loan Document shall be binding upon each Class A Lender and each Class B Lender and their respective successors and permitted assigns.  No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.03 Binding on Successors and Assigns.

(a) This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Purchaser, the Seller, the Servicer, CPS, the Class A Lenders, the Class B Lenders and their respective successors and assigns; provided, however, that, except as otherwise provided in Section 4.17 of the Sale and Servicing Agreement, none of the Borrower, the Purchaser, the Seller, the Servicer or CPS may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Administrative Agent.  Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b) With the prior written consent of the Administrative Agent, a Lender may at any time grant a security interest in and Lien on all of its interests under this Agreement, the Class A Loans or the Class B Loans, as applicable, and all Loan Documents to any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a surety bond or financial guaranty insurance policy for the benefit of such Lender.  A Lender may (i) sell to Participants participating interests in this Agreement and the other Loan Documents, its agreement to make Loans or any other interest of such Lender hereunder or thereunder in accordance with Section 9.03(d) at any time with the prior written consent of the Administrative Agent, and (ii) assign its Commitment or all or a portion of its interest under the Class A Loans or the Class B Loans, as applicable, this Agreement and the Loan Documents to (w) any Affiliate of such Lender at any time, (x) to any other Person at any time with the prior written consent of the Administrative Agent; provided that as a condition precedent to any such assignment, the assignee of such Lender shall execute an agreement pursuant to which it agrees to assume and perform all of the obligations of such Lender under the Loan Documents.  In connection with any such assignment, such Lender shall have the right, in its sole discretion, but at no cost to CPS or the Borrower, to credit tranche the Loans.  Notwithstanding any other provisions set forth in this Agreement, a Lender may at any time create a security interest in all of its rights under this Agreement, the Class A Loans or the Class B Loans, as applicable, and the Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(c) If, on or after the date of this Agreement, a Lender reasonably determines that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive issued on or after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency, has made or would be likely to make it unlawful for such Lender to purchase the Class A Loans or Class B Loans, as applicable, hold the Class A Loans or Class B Loans, as applicable, or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and those contemplated to be performed by it pursuant to the Loan Documents to which such Lender is a party, then (i) such Lender shall so notify the Borrower and the Administrative Agent; (ii) the obligation of such Lender to purchase the Class A Loans or the Class B Loans, as applicable, from time to time as contemplated hereunder shall be suspended; and (iii) such Lender may assign its rights and obligations hereunder and under the Loan Documents, the Class A Loans or the Class B Loans, as applicable, and its interests therein pursuant to and in compliance with Section 9.03(b); provided that the Funding Termination Date shall occur if the Borrower or the Servicer fails to accept the proposed assignee chosen by such Lender (but only if such proposed assignee has been consented to by the Administrative Agent).

(d) A Lender, may, at its sole cost and expense and in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement and the other Loan Documents, its agreement to purchase Class A Loans or Class B Loans, as applicable, or any other interest of such Lender hereunder or thereunder.  In connection with any such Participation, such Lender shall have the right, in its sole discretion, but at no cost to CPS or the Borrower, to credit tranche the Class A Loans or the Class B Loans, as applicable.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to CPS and the Borrower shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and CPS and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  CPS and the Borrower each hereby agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement and the other Loan Documents; provided, that such Participant shall only be entitled to such right of set off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with such Lender the proceeds thereof.  CPS and the Borrower also each hereby agree that each Participant shall be entitled to the benefits of Sections 3.03, 3.04, 3.05 and 9.05 with respect to its participation in the Loans outstanding from time to time (subject to the requirements and limitations therein, including the requirements under Section 3.05 (it being understood that the documentation required under Section 3.05 shall be delivered by the Participant to the participating Lender)); provided, that such Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than such Lender would have been entitled to receive had no such transfer occurred.

(e) A Lender may furnish any information concerning CPS and the Borrower or any of their respective Affiliates and Subsidiaries in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying the Administrative Agent, CPS and the Borrower in writing and securing signed confidentiality statements (a form of which is reasonably acceptable to the Administrative Agent, CPS and the Borrower) and only for the sole purpose of evaluating assignments or participations and for no other purpose.

(f) CPS and the Borrower agree to cooperate with a Lender in connection with any such assignment and/or participation (including in connection with any securitization), and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Loan Documents in order to give effect to such assignment and/or participation (including in connection with any securitization).  CPS and the Borrower further agree to furnish to any Participant identified by a Lender to CPS and the Borrower copies of all reports and certificates to be delivered by CPS and the Borrower to the Lenders hereunder, as and when delivered to the Lenders.

SECTION 9.04 Termination; Survival.  The obligations and responsibilities of the Lenders created hereby shall terminate on the Funding Termination Date.  Notwithstanding the foregoing, all covenants, agreements, representations, warranties and indemnities made by CPS, the Servicer, the Seller, the Purchaser and/or the Borrower herein, in the other Loan Documents and/or in the Loans delivered pursuant hereto shall survive the purchase and the repayment of the Loans and the execution and delivery of this Agreement and the Loans and shall continue in full force and effect until all interest and principal on the Loans and other amounts owed hereunder and under the other Loan Documents have been paid in full and the Commitments have been terminated.  In addition, the obligations of CPS, the Borrower, the Purchaser, the Seller and the Servicer under Sections 3.02, 3.03, 3.04, 3.05(b), 9.05, 9.11, 9.12 and 9.13 shall survive the termination of this Agreement.  The representations and warranties of the Lenders made under Section 5.03 shall survive termination of the Commitments.

SECTION 9.05 Payment of Costs and Expenses; Indemnification.

(a) Payment of Costs and Expenses.

(i) The Borrower agrees to pay on demand the reasonable expenses of the Administrative Agent (including the reasonable out-of-pocket and legal costs and expenses of the Administrative Agent, if any) in connection with:

(A) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated (including filing fees, any fees and costs of Standard & Poor’s issuing and monitoring a rating in respect of the Loans, and all reasonable costs and expenses associated with periodic due diligence reviews and periodic auditing); provided that such periodic due diligence reviews and periodic auditing costs and expenses shall be limited to $10,000 in any 12-month period, and

(B) the consummation of the transactions contemplated by this Agreement and the other Loan Documents, subject to a maximum of $150,000.

(ii) The Borrower and CPS further jointly and severally agree to (A) pay upon demand all reasonable costs and out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders as a consequence of, or in connection with, the enforcement of this Agreement or any of the other Loan Documents and any stamp, documentary or other taxes which may be payable by such Person in connection with the execution or delivery of this Agreement, any Loan hereunder, or the issuance of the Loans or any other Loan Documents; and (B) indemnify and hold and save the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates harmless from all liability for any breach by the Borrower of its obligations under this Agreement.  The Borrower and Servicer also further jointly and severally agree to reimburse the Lenders upon demand for all reasonable out-of-pocket and legal expenses incurred by the Lenders in connection with (i) the satisfaction of the Rating Requirement after the Restatement Closing Date and (ii) the negotiation of any restructuring or “work-out,” whether or not consummated, of the Loan Documents.

(b) Indemnification.  In consideration of each Lender’s execution and delivery of this Agreement, CPS, the Borrower, the Purchaser, the Seller and the Servicer (so long as CPS is the Servicer), jointly and severally, hereby agree to indemnify and hold the Administrative Agent, the Collateral Agent, each Lender, their Affiliates and the officers, directors, employees and agents of each of them (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith, as incurred (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Loans), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to:

(i) any transaction financed or to be financed in whole or in part (including, without limitation, any Receivable constituting part of the Collateral), directly or indirectly, with the proceeds of any Loan including, without limitation, any claim, suit or action related to such transaction, which claim is based on a violation of Consumer Laws or any applicable vicarious liability statutes, or the use or operation of any Financed Vehicle by any Person; or

(ii) this Agreement or any other Loan Document, or the entering into and performance of this Agreement or any other Loan Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence, bad faith or willful misconduct and, with respect to CPS (in its individual capacity or as Seller or Servicer), excluding any Indemnified Liabilities that would constitute recourse to CPS for loss by reason of the bankruptcy, insolvency (or other credit condition) of, or credit-related default by the related Obligor on any Receivable and not arising from defaults by the related Obligor arising from a claim by the related Obligor that any part of the debt evidenced by the Receivables is not due as a result of wrongful action by any Person, such as a breach of Consumer Laws.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, CPS, the Borrower, the Purchaser, the Seller and the Servicer hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The indemnity set forth in this Section 9.05 shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.05).  Upon the written request of an Indemnified Party pursuant to this Section 9.05, CPS, the Borrower, the Purchaser, the Seller and the Servicer shall promptly reimburse such an Indemnified Party for the amount of any such Indemnified Liabilities incurred by such an Indemnified Party.

SECTION 9.06 Characterization as Loan Document; Entire Agreement.  This Agreement shall be deemed to be a Loan Document for all purposes of the Security Agreement and the other Loan Documents.  This Agreement, together with the Security Agreement, the Sale and Servicing Agreement, the documents delivered pursuant to Section 6.01 and the other Loan Documents, including the exhibits, schedules and other attachments thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

SECTION 9.07 Notices.

(a) Notices Generally.  All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties and, in the case of any such notice, waiver, amendment, consent or other communication sent to the Lenders, with a copy thereof to the Administrative Agent at Citibank, N.A., 390 Greenwich Street, 5th Floor, New York, NY 10013, Attn: Ari Rosenberg and an e-mail copy thereof to each e-mail address listed on Schedule D of the Sale and Servicing Agreement.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and accompanied by telephonic confirmation of receipt.  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

Notices required to be given to Standard and Poor’s by the Borrower, the Servicer or the Administrative Agent shall be in writing, personally delivered, electronically delivered, delivered by overnight courier or mailed certified mail, return receipt requested to Standard & Poor’s via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, send hard copies to: Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent (provided, that with respect to notices required to be delivered by the Borrower to the Lenders, such procedures shall have been disclosed to the Borrower by the Administrative Agent),  provided that the foregoing shall not apply to notices to any Lender or pursuant to Article II if such Lender has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

The use of electronic communications to deliver notices shall not preclude the use of facsimile, mail or pre-paid courier service as described in Section 9.07(a).

SECTION 9.08 Severability of Provisions.  Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

SECTION 9.09 Tax Characterization.  Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Loans will be treated as evidence of indebtedness issued by the Borrower, (b) agrees to treat the Loans for all such purposes as indebtedness and (c) agrees that the provisions of the Loan Documents shall be construed to further these intentions.

SECTION 9.10 Full Recourse to Borrower.  The obligations of the Borrower under this Agreement and the other Loan Documents shall be full recourse obligations of the Borrower.  Notwithstanding the foregoing, no recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Borrower; provided, however, nothing in this Section 9.10 shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have as expressly set forth in any Loan Document or for its gross negligence, bad faith or willful misconduct.  Nothing contained in this Section shall limit or be deemed to limit any obligations of CPS, the Borrower, the Purchaser, the Seller or the Servicer hereunder or under any other Loan Document, which obligations are full recourse obligations of CPS, the Borrower, the Purchaser, the Seller and the Servicer, respectively.

SECTION 9.11 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.12 Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 9.13 Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 9.14 Counterparts.  This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.  Any signature page to this Agreement containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

SECTION 9.15 Set-Off.  The obligations of CPS, the Borrower, the Purchaser, the Seller and the Servicer hereunder are absolute and unconditional and each of CPS, the Borrower, the Purchaser, the Seller and the Servicer expressly waives any and all rights of set-off, abatement, diminution or deduction that CPS, the Borrower, the Purchaser, the Seller or the Servicer may otherwise at any time have under applicable law.

(a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, during the continuance of any Event of Default:

(i) each Lender is hereby authorized at any time and from time to time, without notice to the Purchaser or the Borrower, such notice being hereby expressly waived, to set-off any obligation owing by such Lender or any of its Affiliates to the Purchaser or the Borrower, or against any funds or other property of the Purchaser or the Borrower, held by or otherwise in the possession of such Lender or any of its Affiliates, the respective obligations of the Purchaser and the Borrower to such Lender under this Agreement and the other Loan Documents and irrespective of whether or not such Lender shall have made any demand hereunder or thereunder; and

(ii) each Lender is hereby authorized at any time and from time to time, without notice to CPS, the Seller or the Servicer, such notice being hereby expressly waived, to set-off any obligation owing by such Lender or any of its Affiliates to CPS, the Seller or the Servicer, or against any funds or other property of CPS, the Seller or the Servicer held by or otherwise in the possession of such Lender or any of its Affiliates, the respective obligations of CPS, the Seller and the Servicer to such Lender under this Agreement and the other Loan Documents and irrespective of whether or not such Lender shall have made any demand hereunder or thereunder.

SECTION 9.16 Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, CPS, the Servicer and the Seller shall not, prior to the date that is one year and one day after the day upon which the outstanding principal amount of each Loan has been reduced to zero and all Secured Obligations and any and all other amounts due and owing to the Lenders pursuant to the Loan Documents have been paid in full, acquiesce, petition or otherwise invoke or cause the Purchaser or the Borrower to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser of the Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Borrower.

SECTION 9.17 Servicer References.  All references to the Servicer herein shall apply to CPS, in its capacity as the initial Servicer, and not to a successor Servicer.

SECTION 9.18 Confidentiality; Press Releases.  Unless required by law or regulation to do so or otherwise expressly permitted by the Loan Documents, no Lender, on the one hand, nor any of CPS, the Seller, the Servicer, the Purchaser or the Borrower on the other hand, shall publish or otherwise disclose any information relating to the material terms of the Class A Commitment or the Class B Commitment, any of the Loan Documents or the transactions contemplated hereby or thereby (collectively, “Confidential Information”) to any Person (other than its own advisors, Levine Leichtman Capital Partners IV, any monoline insurance company that has insured a security in any securitization sponsored by CPS or any of its Affiliates or Subsidiaries and any institutional creditors or potential institutional creditors of CPS and its Affiliate and Subsidiaries to the extent reasonably necessary) without the prior written consent of the other; provided that nothing herein shall be construed to prohibit any party from issuing a press release announcing the consummation of the transactions contemplated by the Loan Documents.  No party shall publish any press release naming the other party without the prior written consent of the other (which consent shall not be unreasonably withheld).  For avoidance of doubt, it is agreed that to the extent Seller determines that it is required by law (i) to report its entry into this Agreement and the other Loan Documents in a current report on Form 8-K of the Securities and Exchange Commission, which report must file as exhibits at least this Agreement, the Sale and Servicing Agreement, and the Security Agreement, (ii) to make reference to such agreements and the Commitments in its periodic reports to be filed respecting time periods that include all or part of the Term, or (iii) to otherwise make any filing or report with any Governmental Authority, it shall do so.  Notwithstanding the foregoing, the Administrative Agent, the Lenders and any Participant may disclose the Confidential Information (i) to any of their respective Affiliates and to their and their respective Affiliates' officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel and other representatives (collectively, the “Lender Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent required by applicable law, regulation, subpoena or other legal process, (iii) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (iv) to Standard & Poor's, Moody's, Fitch or any other nationally recognized statistical rating organization, (v) to any other party hereto, (vi) in connection with the exercise of any remedies hereunder or under any other or the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vii) pursuant to Section 9.03(e), (viii) with the consent of the Borrower, or (ix) to the extent that such information (a) was or becomes available to such party from a source other than CPS or the Borrower, (b) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement or (c) becomes publicly available other than as a result of a breach of this Section.  This confidentiality agreement shall apply to any and all information relating to the Commitments, any of the Loan Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.

SECTION 9.19 Reaffirmation.  Each of Page Eight Funding LLC, as Grantor (as such term is defined in the Security Agreement) and Consumer Portfolio Services, Inc., as pledger under the Pledge Agreement, affirms that nothing contained herein shall modify or diminish in any respect whatsoever its obligations under the Security Agreement or the Pledge Agreement, respectively, and any of the other Loan Documents to which it is a party and reaffirms that its obligations under each of the Security Agreement or the Pledge Agreement, respectively, and each other Security Document is and shall continue to remain in full force and effect.  This acknowledgement by each of Page Eight Funding LLC and Consumer Portfolio Services, Inc. is made and delivered to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and each of Page Eight Funding LLC and Consumer Portfolio Services, Inc. acknowledge that the Administrative Agent, the Collateral Agent and the Lenders would not enter into this Agreement in the absence of the acknowledgements contained herein.

ARTICLE X

SECONDARY MARKET RESTRUCTURING TRANSACTIONS

SECTION 10.01 Secondary Market Restructuring Transactions Generally.  Without limiting the rights of any Lender under Section 10.03, upon the occurrence of any Event of Default or a Funding Termination Date (excluding any Funding Termination Date caused by an Unrated Turbo Event, unless the Borrower has failed to engage in a Securitization Transaction beyond 120 days after such Unrated Turbo Event), the Administrative Agent shall have the right to restructure all or any part of the Loans, the Secured Obligations or the Collateral (including the Pledged LLC Interests) into multiple tranches, including for inclusion in a Secondary Market Restructuring Transaction.  As used herein, “Secondary Market Restructuring Transaction” means any of (i) the sale, assignment, or other transfer of all or any portion of the Secured Obligations or the Collateral (including the Pledged LLC Interests) or any interest therein to one or more investors through the conversion of some or all of the Class A Loans and Class B Loans into Component Loans pursuant to Section 10.03, (ii) the sale, assignment, or other transfer of one or more Component Loans to one or more investors, (iii) the transfer or deposit of all or any portion of the Loans, the Secured Obligations or the Collateral (including the Pledged LLC Interests) to or with one or more trusts or other entities which may issue notes or other instruments to investors secured by the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loans, the Secured Obligations or the Collateral (including the Pledged LLC Interests) or any interest therein, in each case upon commercially reasonable terms.  The Administrative Agent shall provide Standard and Poor’s with prompt written notice of any Secondary Market Restructuring Transaction.

SECTION 10.02 Cooperation.  Each of CPS and the Borrower shall use commercially reasonable  best efforts and cooperate in good faith with Lender in effecting any such restructuring or Secondary Market Restructuring Transaction.  Such cooperation shall include without limitation, executing and delivering such reasonable amendments to the Loan Documents and the organizational documents of the Borrower as the Administrative Agent may request.  Each of CPS and the Borrower shall be jointly and severally liable to pay on the date of closing of any Secondary Market Restructuring Transaction (the “Secondary Market Closing Date”) the fees charged by each rating agency for the issuance of the ratings assigned to the securities issued in connection with such Secondary Market Restructuring Transaction and thereafter CPS and the Borrower shall be jointly and severally liable to pay any and all fees of such rating agencies for maintaining and/or monitoring such ratings during the terms of such securities.

SECTION 10.03 Component Loans.

(a) Without limitation on the rights of the Administrative Agent set forth in Sections 10.01 and 10.02, upon the occurrence of any Event of Default, Funding Termination Date or Unrated Turbo Event, the Administrative Agent shall have the right to effect a Secondary Market Restructuring Transaction by causing the Class A Loans and the Class B Loans to be converted into one or more Component Loans secured by the Collateral (including the Pledged LLC Interests) in whatever principal allocation among the Component Loans as the Administrative Agent determines in its sole good faith discretion, and thereafter to engage in sales and assignments with respect to all or any of the Component Loans.  Each of CPS and the Borrower acknowledges that the Component Loans may be rated by one or more rating agencies.  Each of CPS and the Borrower shall be jointly and severally liable to pay on the applicable Secondary Market Closing Date the fees charged by each rating agency for the issuance of the ratings assigned to the Component Loans and thereafter CPS and the Borrower shall be jointly and severally liable to pay any and all fees of such rating agencies for maintaining and/or monitoring such ratings during the terms of such Component Loans.

(b) On or before the applicable Secondary Market Closing Date, the Administrative Agent shall notify the Borrower of the Component Loan Invested Amount of each Component Loan, provided, that the sum of the initial Component Loan balances shall not exceed the sum of the Class A Invested Amount, the Class B Invested Amount and all accured but unpaid interest thereon as of such Secondary Market Closing Date.  Each Component Loan shall bear interest at the applicable Component Loan Interest Rate.  As of and from such Secondary Market Closing Date, each Class A Lender and Class B Lender shall be deemed to hold the applicable amount of Component Loans exchanged for the Class A Loans and Class B Loans.

SECTION 10.04 Cooperation.  In connection with any Secondary Market Restructuring Transaction, CPS and the Borrower, at their sole cost and expense, shall provide such access to personnel and such information and documents relating to the Seller, the Borrower and the Collateral and the business and operations of all of the foregoing and such opinions of counsel (including corporate, nonconsolidation and true sale opinions) as any rating agency may request or as the Administrative Agent may reasonably request (and in form and substance reasonably acceptable to the Administrative Agent) in connection with any such Secondary Market Restructuring Transaction including, without limitation, updated financial information and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Restructuring Transaction, updated representations and warranties made in the Loan Documents consistent with prior CPS-sponsored Securitizations or otherwise consistent with the terms and conditions of current market securitizations of subprime automobile receivables.  Each of CPS and the Borrower shall deliver such indemnities and other covenants consistent with prior CPS-sponsored Securitizations.  Each of CPS and the Borrower acknowledges and agrees that the Administrative Agent may require the preparation and delivery of preliminary and final private offering memoranda or similar disclosure documents with respect to any Secondary Market Restructuring Transaction, at the sole cost and expense of CPS and the Borrower.  In connection therewith, CPS and the Borrower shall cause counsel for CPS and the Borrower reasonably satisfactory to the Administrative Agent, to deliver to the Administrative Agent, a form of an opinion of counsel to the effect that the description of the Collateral, the terms of the Loan Documents and description of the Collateral contained in such disclosure documents and such other legal matters contained therein as the Administrative Agent may reasonably require do not contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein not misleading.  The Administrative Agent shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Restructuring Transaction.  Each of CPS and the Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Restructuring Transaction.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

PAGE EIGHT FUNDING LLC, as Borrower and
Purchaser

By:
Name:
Title:

Address:                      19500 Jamboree Road
Irvine, California  92612
Attention:                      Company Secretary
Telephone:                      949-753-6800
Facsimile:                      949-753-6897

CONSUMER PORTFOLIO SERVICES, INC., as CPS, Seller and Servicer

By:
Name:
Title:

Address:                      19500 Jamboree Road
Irvine, California  92612
Attention:                      Corporate Secretary
Telephone:                      (949) 785-6691
Facsimile:                      (888) 577-7923

CITIBANK, N.A., as initial Class A Lender, initial Class B Lender, Administrative Agent and Collateral Agent

By:
Name:  Ari Rosenberg
Title:  Managing Director

Address:                      390 Greenwich St.
           New York, NY 10013
Telephone:                      (212) 723-1041